United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAFTECH INTERNATIONAL LTD.

Notice of Annual Meeting of Stockholders to be held on May 19, 2009 and Proxy Statement

This Proxy Statement is dated

April 9, 2009.

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

Craig S. Shular

Chairman, Chief Executive Officer, & President

April 9, 2009

Fellow Stockholders:

It is my pleasure to invite you to our annual meeting, which will be held on May 19, 2009, at 10:00 a.m., at our offices located at 12900 Snow Road, Parma, Ohio.

In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope. Most of our stockholders hold their shares in street name, and we are offering them the opportunity to vote by telephone or via the Internet as instructed in the proxy statement or on the vote instruction card. Please vote by whichever method is most convenient for you to ensure your shares are represented at the meeting.

If you wish to attend our annual meeting in person, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting. Due to space limitations, we request that only one guest accompany you to the meeting.

We appreciate the continuing interest of our stockholders in our business.

Sincerely,

Craig S. Shular

Chairman, Chief Executive Officer,

President

Important notice regarding the availability of proxy materials for the annual meeting to be held on May 19, 2009—the proxy statement is available at http://ir.graftech.com/proxystatement.cfm and the Annual Report is available at http://ir.graftech.com/annuals.cfm.

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

Craig S. Shular

Chairman, Chief Executive Officer, & President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 19, 2009

The annual meeting of stockholders of GrafTech International Ltd. will be held at 10:00 a.m. on May 19, 2009, at our offices located at 12900 Snow Road, Parma, Ohio, for the following purposes:

1.	To elect seven directors to serve on GrafTech’s Board until the annual meeting of stockholders for 2010;

2.	To approve an amendment to the 2005 Equity Incentive Plan to increase the number of shares authorized for awards by 4,000,000 shares;

3.	To approve an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of shares of common stock authorized for issuance by 75,000,000 shares;

4.	To approve the adoption of the Executive Incentive Compensation Plan; and

5.	To transact such other business as may properly come before the meeting.

To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote via the Internet or by telephone as instructed in Question 2 under “Questions and Answers” of the accompanying proxy statement or on the accompanying vote instruction card.

Sincerely,

Craig S. Shular

Chairman, Chief Executive Officer,

President

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

PROXY STATEMENT

for Annual Meeting of Stockholders for 2009

Page
Questions and Answers	1

Proposals on Which You May Vote	5

Proposal One: Election of Directors	6

Nominees for the Board of Directors	6

The Board of Directors	9

Committees of the Board	12

Board Committee Membership Roster	14

Audit and Finance Committee Report	15

Compensation of Directors and Executive Officers	17

Compensation Discussion and Analysis	17

Compensation Committee Report	29

Summary Compensation Table	30

Grants of Plan Based Awards in Fiscal year-Ended December 31, 2008	32

Outstanding Equity Awards at Fiscal Year-End December 31, 2008	36

Option Exercises and Stock Vested at Fiscal Year-End December 31, 2008	37

Pension Benefits at Fiscal Year-End December 31, 2008	38

Nonqualified Deferred Compensation at Fiscal Year-End December 31, 2008	40

Potential Payments on Termination or Change in Control	41

Other Compensation Arrangements	44

Director Compensation for 2008	45

Equity Compensation Plan Information	47

Compensation Committee Interlocks and Insider Participation	47

Security Ownership of Management and Certain Beneficial Owners	48

Proposal Two: Approval of an Amendment to the 2005 Equity Incentive Plan to Increase the Number of Shares Authorized for Awards by 4,000,000 Shares	50

Proposal Three: Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance by 75,000,000 Shares	56

Proposal Four: Approval of the Adoption of the Executive Incentive Compensation Plan	59

Other Information	62

Section 16(a) Beneficial Ownership Reporting Compliance	62

Limitations on Soliciting Material, Liabilities and Incorporation by Reference	62

Forward Looking Statements	62

Annual Report on Form 10-K	63

Stockholders Sharing an Address	63

Amendment No. 2 to Graftech International Ltd. 2005 Equity Incentive Plan	Appendix A

Graftech International Ltd. Executive Incentive Compensation Plan	Appendix B

QUESTIONS AND ANSWERS

1.	Q: What is the purpose of the proxy?

A:	This proxy statement and the accompanying proxy relate to the annual meeting of stockholders of GrafTech International Ltd., a Delaware corporation (“GrafTech” or the “Corporation”), for 2009. GrafTech’s Board of Directors (the “Board”) is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes which the stockholder would be entitled to cast at the meeting if the stockholder were present. It is expected that this proxy statement and the accompanying proxy will be first mailed or delivered to stockholders beginning on or about April 9, 2009. When used in this proxy statement, “we”, “us” or “our” refers to GrafTech and its subsidiaries collectively or, if the context so requires, individually.

2.	Q: How do I cast my vote?

A:	If you hold your shares in street name (such as in a brokerage account or in the name of a bank or other nominee), there are four different ways you may cast your vote. You can vote by:

•	telephone, by calling the toll-free number on the vote instruction card.

•

Internet, by logging onto www.proxyvote.com and then following the instructions as they appear on your computer screen. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

•	marking, signing, dating and mailing the vote instruction card and returning it in the envelope provided.

•

attending and voting at the meeting, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card.

Deadline for Internet and telephone voting. Votes submitted electronically via the Internet or by telephone must be received by midnight, eastern daylight savings time, on May 18, 2009.

If you hold your shares registered in your name, there are two different ways you may cast your vote. You may vote by:

•	marking, signing, dating and mailing the accompanying proxy and returning it in the envelope provided.

•	attending and voting at the meeting after you have indicated your intention to attend the meeting on the accompanying proxy.

3.	Q: What matters are being submitted to a vote?

A:	The only matters known to management to be submitted to a vote of stockholders at the meeting are

1.	Proposal One: Election of Directors;

2.	Proposal Two: Approval of an Amendment to the 2005 Equity Incentive Plan to increase the number of shares authorized for awards by 4,000,000 shares;

3.	Proposal Three: Approval of an Amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by 75,000,000 shares; and

4.	Proposal Four: Approval of the adoption of the Executive Incentive Compensation Plan.

If any of the nominees nominated by GrafTech’s Board is not available for election at the time of the meeting, discretionary authority will be exercised by the proxyholders designated in the accompanying proxy to vote for substitutes designated by GrafTech’s Board unless GrafTech’s Board chooses to reduce the number of directors.

4.	Q: How will the proxyholders vote my shares?

A:	When you give a proxy, regardless of the method by which given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the proxy.

If you are a record holder of your shares and you submit a proxy but do not mark your votes, your shares will be voted FOR the election of each nominee that has been nominated by GrafTech’s Board and FOR the approval of Proposals Two, Three, and Four. If you hold your shares in “street name” through a broker, you must follow your broker’s procedures for instructing your broker how to vote. If you do not instruct your broker how to vote, your broker may exercise his, her or its discretion to vote your shares in the election of directors and, except as limited by rules of the New York Stock Exchange (the “NYSE”), on such other matters that are submitted to a vote of stockholders at the meeting.

In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by GrafTech’s Board.

5.	Q: How do I revoke a proxy?

A:	If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the meeting.

If your shares are held in street name, there are special procedures that you must follow in connection with revoking a proxy submitted via the Internet or by telephone or by marking, signing and returning the vote instruction card.

•

Revoking your vote and submitting a new vote before the deadline of midnight, eastern daylight savings time, on May 18, 2009. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

•

Revoking your vote and submitting a new vote after the deadline of midnight, eastern daylight savings time, on May 18, 2009. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

•

Revoking your vote and submitting a new vote by ballot at the meeting. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.

6.	Q: How do I name another proxyholder?

A:	You may designate as your proxyholder(s) any person(s) other than those named on the accompanying proxy by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy to the person(s) you designated and they must be present and vote at the meeting. Proxies on which other proxyholders have been designated should not be mailed or delivered to us.

7.	Q: Who may vote?

A:	Stockholders of record as of the close of business on March 25, 2009 are entitled to notice of the meeting and to vote on each proposal submitted to a vote of stockholders at the meeting. During the ten days prior to the annual meeting, a list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours at our principal executive offices at 12900 Snow Road, Parma, OH 44130. Each share of our common stock, par value $.01 per share, is entitled to one vote. At March 25, 2009, 119,565,784 shares of our common stock were issued and outstanding. Those shares were held by 132 stockholders of record.

8.	Q: What if I participate in the Savings Plan?

A:	If you participate in the GrafTech International Savings Plan, your proxy will represent both the number of shares registered in your name and the number of shares (including company matching contributions made in shares) allocated to your account in the Savings Plan as of March 25, 2009. All of these shares will be voted by the trustee for the Savings Plan in accordance with your directions on the proxy submitted by you.

9.	Q: What is a quorum?

A:	A quorum is the minimum number of issued and outstanding shares of our common stock, the holders of which must be present at a meeting in order to duly convene the meeting. The quorum for our annual meeting is the presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of our common stock.

10.	Q: What votes are used to determine the outcome of any matter submitted to a vote?

A:	Only those votes cast for the election of directors are used in determining the results of a vote on the election of directors. Only those votes cast for or against any other proposal are used in determining the results of a vote on that proposal.

Abstentions and broker non-votes. The stockholders whose proxies show abstentions or constitute broker non-votes are included for purposes of determining the presence of a quorum. With respect to the approval of any particular proposal (other than the election of directors), however, since they are not affirmative votes for the proposal they have the same effect as votes against the proposal.

11.	Q: How many votes are required for each nominee to be elected as a member of GrafTech’s Board?

A:	Each nominee must receive a plurality of the votes cast in order to be elected as a director.

12.	Q: How many votes are required for approval of Proposal Two?

A:	The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required for approval of Proposal Two.

13.	Q: How many votes are required for approval of Proposal Three?

A:	The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required for approval of Proposal Three.

14.	Q: How many votes are required for approval of Proposal Four?

A:	The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required for approval of Proposal Four.

15.	Q: How much did this proxy solicitation cost?

A:	The cost for the solicitation of proxies by GrafTech’s Board is anticipated to be approximately $30,000 which will be borne by us. We will request banks, brokers and other nominees, including custodians and fiduciaries, to forward soliciting material to beneficial owners of our common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies generally by means of this proxy statement, officers or other employees, without extra remuneration, may solicit proxies by telephone or other means of personal contact.

16. Q:	Who is GrafTech’s independent registered public accounting firm and will representatives thereof be available to respond to questions at the meeting?

A:	PricewaterhouseCoopers LLP was our independent registered public accounting firm for 2008. We have not had the opportunity to complete the process of selecting our independent registered public accounting firm for 2009. The Audit and Finance committee intends to make such a selection during our second quarter of 2009.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders. PricewaterhouseCoopers LLP confirmed that they are independent accountants with respect to GrafTech within the meaning of applicable regulations of the Securities and Exchange Commission (“SEC”) and the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

17.	Q: When are stockholder proposals for the 2010 annual meeting due?

A:	Any proposal (including any nomination for election to GrafTech’s Board) which a stockholder wishes to have considered for inclusion in GrafTech’s proxy statement for the annual meeting of stockholders for 2010 must be received by the Secretary of GrafTech at GrafTech’s principal executive office on or before December 10, 2009 and must otherwise comply with GrafTech’s Amended and Restated By-Laws and rules of the SEC.

GrafTech’s By-Laws provide, among other things, that written notice of any proposal (including any such nomination) by a stockholder must be received by the Secretary of GrafTech not less than 105 days and not more than 135 days prior to the meeting before which such proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination), including the name of the stockholder and the number of shares of our common stock owned beneficially and of record by the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). Any proposal (other than a nomination for election to GrafTech’s Board) which a stockholder wishes to have considered must also describe, among other things, the stockholder’s material direct or indirect interest in GrafTech (including any material direct or indirect interest of his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert) and whether such stockholder (or such affiliates, groups or persons) has solicited, is soliciting or plans to solicit proxies in respect of such matter. A stockholder proposing to nominate a candidate for election to GrafTech’s Board must disclose, among other things, any professional, commercial, business or familial relationship that the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)) has to the nominee (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). The chairperson of the annual meeting for 2010 shall determine whether any such proposal (or nomination) shall have been properly brought. If such proposal (or nomination) is not properly brought, then the chairperson shall not allow a vote on the proposal (or nomination).

Proxyholders named in the proxy accompanying the proxy statement for the annual meeting for 2010 will have discretionary authority to vote on any proposal submitted at the meeting, other than a proposal that is included in such proxy statement.

PROPOSALS ON WHICH YOU MAY VOTE

Proposal One. Election of Directors

You may vote on the election of directors. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted for the election to GrafTech’s Board of each of the seven nominees listed beginning on page 6. GrafTech’s Board recommends a vote FOR each of the nominees.

Proposal Two. Approval of an Amendment to the 2005 Equity Incentive Plan to Increase the Number of Shares Authorized for Awards by 4,000,000 Shares

You may vote on approving an amendment to the 2005 Equity Incentive Plan to increase the number of shares authorized for awards to non-employee directors, officers and other management employees by 4,000,000 shares. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a vote in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted to approve the amendment. GrafTech’s Board of Directors recommends a vote FOR approval of the Amendment.

Proposal Three. Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance by 75,000,000 Shares

You may vote on approving an amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 75,000,000 shares. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted to approve the amendment. GrafTech’s Board of Directors recommends a vote FOR approval of the Amendment.

Proposal Four. Approval of the Adoption of the Executive Incentive Compensation Plan

You may vote on approving the adoption of the Executive Incentive Compensation Plan. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a vote in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted to approve the Executive Incentive Compensation Plan. GrafTech’s Board of Directors recommends a vote FOR approval of the Executive Incentive Compensation Plan.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for the Board of Directors

The seven nominees listed below were unanimously nominated by GrafTech’s Board in accordance with recommendations by the Nominating and Governance Committee. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at the next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by GrafTech’s Board unless GrafTech’s Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable. The ages of the nominees are given as of March 1, 2009.

RANDY W. CARSON

Age 58

Mr. Carson is nominated for stockholder election for the first time at our upcoming meeting. From 2000 to February 2009, Mr. Carson served as Chief Executive Officer—Electrical Group of Eaton Corporation, a diversified power management company with 2008 sales of $15.4 billion. Eaton’s Electrical Group is a global technology leader in electrical components and systems for power quality, distribution and control with 2008 revenues of approximately $6.9 billion. Mr. Carson will retire from Eaton in May 2009 following 10 years with the company. Prior to Eaton, Mr. Carson held several executive positions with Rockwell International. Mr. Carson is currently a director of Fairchild Semiconductor International, Inc.

MARY B. CRANSTON Director since 2000

Age 61

Ms. Cranston is the senior partner and, from 1999 to December 2006, served as Chair of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. Ms. Cranston is based in San Francisco, California. Ms. Cranston has been practicing complex litigation, including antitrust, telecommunications and securities litigation, with Pillsbury Winthrop Shaw Pittman LLP since 1975. She is currently a director of Visa, Inc., and serves on the audit committee of its board of directors, Juniper Networks Inc. and International Rectifier Corporation. She is a trustee of Stanford University and the San Francisco Ballet and a director of the California State Automobile Association, the Bay Area Council, the Commonwealth Club of California, and the San Francisco Museum of Women.

HAROLD E. LAYMAN Director since 2003

Age 62

From 2001 until his retirement in 2002, Mr. Layman was President and Chief Executive Officer of Blount International, Inc. Prior thereto, Mr. Layman served in other capacities with Blount International, including President and Chief Operating Officer from 1999 to 2001, Executive Vice President and Chief Financial Officer from 1997 to 2000, and Senior Vice President and Chief Financial Officer from 1993 to 1997. From 1981 through 1992, he held various financial management positions with VME Group/Volvo AB. From 1970 to 1980, Mr. Layman held various operations and financial management positions with Ford Motor Company. He is currently a director of Blount International Inc. and Infinity Property and Casualty Corporation.

FERRELL P. McCLEAN Director since 2002

Age 62

Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. Ms. McClean is currently a director of El Paso Corporation. She retired as a director of Unocal Corporation in 2005.

MICHAEL C. NAHL Director since 1999

Age 66

Mr. Nahl has been Executive Vice President and Chief Financial Officer of Albany International Corp., a manufacturer of paper machine clothing, which are the belts of fabric that carry paper stock through the paper production process, since April 2005. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, and, prior to appointment to his present position, he was Senior Vice President and Chief Financial Officer. Mr. Nahl is currently a director and audit committee member of Lindsay Corporation and a member of JPMorgan Chase and Company’s Regional Advisory Board.

FRANK A. RIDDICK, III Director since 2004

Age 52

Mr. Riddick is a consultant to TowerBrook Capital Partners L.P., a New York and London-based investment management and private equity firm. Prior to joining TowerBrook, he was President and Chief Executive Officer of Formica Corporation, a manufacturer of surfacing materials used in countertops, cabinets, and flooring, from 2002 to 2008. Mr. Riddick was instrumental in assisting Formica to emerge from Chapter 11 bankruptcy proceedings in June 2004. He served as President and Chief Operating Officer of Armstrong Holdings, Inc. from February 2000 to November 2001 and in various other executive capacities at Armstrong and its subsidiaries from 1995 to 2000. In December 2000, Armstrong’s principal operating subsidiary, Armstrong World Industries, Inc., filed for Chapter 11 bankruptcy protection as a result of Armstrong’s legacy asbestos liabilities. Prior to joining Armstrong, he held a number of financial managerial positions with FMC Corporation, General Motors Corporation and Merrill Lynch & Co., Inc. Mr. Riddick is a member of the Board of Visitors of the Fuqua School of Business at Duke University. He is currently a director of World Wrestling Entertainment, Inc. and serves as its Audit Committee chairman.

CRAIG S. SHULAR Director since 2003 and Chairman of the Board since February 2007.

Age 56

Mr. Shular was elected Chairman of the Board in February 2007. He became Chief Executive Officer and a director of GrafTech in January 2003 and has served as President since May 2002. With the resignation of GrafTech’s Chief Financial Officer effective December 12, 2005, Mr. Shular was also appointed as the interim Chief Financial Officer and served in that role until May 2006.

From 1976 through 1998, Mr. Shular held various financial, production, sales and senior business management positions at Union Carbide Corporation. He entered Union Carbide’s Management Development Program with its Carbon Products Division (GrafTech’s predecessor) after which Mr. Shular moved to Union Carbide’s Corporate Group and held several senior positions in the areas of business management, sales and marketing, operations, government relations, corporate internal audits, international finance, and accounting, serving assignments in Hong Kong, Indonesia, Singapore, Europe and the United States.

Mr. Shular joined GrafTech as its Vice President and Chief Financial Officer in January 1999, and assumed the additional duties of Executive Vice President, Electrode Sales and Marketing in February 2000 until August 2001. From August 2001 to May 2002, he served as Executive Vice President of GrafTech’s largest business—Graphite Electrodes. From May 2002 through December 2002, Mr. Shular served as Chief Operating Officer.

Mr. Shular is a Certified Public Accountant, graduating from The State University of New York at Buffalo in 1974 with a Bachelor of Science degree in Business/Marketing, cum laude, and received a degree of Master of Business Administration with honors (concentration in Finance/Accounting) from the same institution in 1976.

Mr. Shular serves on the Board of Directors of Junior Achievement of Greater Cleveland and is a director of Brush Engineered Materials Inc., a NYSE listed company.

THE BOARD OF DIRECTORS

Structure of the Board

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Under the Amended and Restated By-Laws, our Board fixes the number of directors. Our Board currently consists of six members, each of whom the Board has determined to be an independent director (within the meaning of the listing standards of the NYSE), except for Mr. Shular, who is a GrafTech employee. Our Board has approved an increase in the size of the Board to seven members effective upon due election and qualification of the seven nominees for directors at the annual meeting.

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The Board has determined that to be considered independent, an outside director may not have a material relationship with GrafTech (directly or as a partner, stockholder or officer of an organization that has a relationship with GrafTech). In determining whether a material relationship exists, the Board considers, among other things, whether a director or a member of his or her immediate family during the past three years was a former employee, received more than $120,000 in direct compensation in any 12-month period from GrafTech (other than director fees and pension or other deferred compensation for prior service), has been affiliated or employed by a present or former auditor of GrafTech, or is or has been part of an interlocking directorate. The Board consults with GrafTech’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the listing standards of the NYSE. The Board selects the Chairman following each annual meeting of stockholders. It is expected that Mr. Shular will be selected to continue as Chairman after the 2009 annual meeting.

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GrafTech’s Board has established three standing committees, the Audit and Finance Committee, the Nominating and Governance Committee and the Organization, Compensation and Pension Committee (also referred to in this proxy statement as the “Compensation Committee”), and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the Board and Committee charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the NYSE. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002, must satisfy the expertise requirements of the listing standards of the NYSE and must include an audit committee financial expert within the meaning of the SEC rules. GrafTech’s Board has determined that the three standing committees currently consist of members who satisfy such requirements.

Meetings of the Board

•	GrafTech’s Board met 9 times during 2008.

•

Each director is expected to attend meetings of GrafTech’s Board and meetings of committees of GrafTech’s Board of which he or she is a member, and to spend the time necessary to properly discharge his or her respective duties and responsibilities. During 2008, each director who was then serving attended at least 75% of the total number of meetings of GrafTech’s Board and meetings of committees of GrafTech’s Board of which he or she was a member. Directors are encouraged, but not required, to attend GrafTech’s annual meetings of stockholders. All of our directors except one attended the 2008 annual meeting of stockholders.

Committees of the Board

A description of the functions of each standing committee is set forth beginning on page 12, and the members of each standing committee at March 25, 2009, and the number of meetings held by each standing committee in 2008 are set forth on page 14.

All committees have the authority to retain and pay advisors and conduct investigations without further approval of GrafTech’s Board or management. All such advisors shall report and be responsible directly to the committee which retains them, including the independent registered public accounting firm (who are required to be retained by the Audit and Finance Committee).

Board and Committee Charters

GrafTech’s Board adopted corporate governance guidelines (called the “Charter of the Board”) and each committee has adopted written corporate governance guidelines (called a charter) that, at a minimum, are intended to satisfy the requirements of the listing standards of the NYSE. These guidelines cover such matters as purpose and powers, composition, meetings, procedures, required responsibilities and discretionary activities which GrafTech’s Board or the committee should periodically consider undertaking. Each committee is authorized to exercise all power of GrafTech’s Board with respect to matters within the scope of its charter.

The Charter of the Board containing the corporate governance guidelines and each of the committee charters are available on our Web site by clicking on “Corporate Governance Guidelines” at http://www.graftech.com/getdoc/ 6b8a3b4d-967c-4bdd-ab04-ea0011de0c91/ GRAFTECH-INTERNATIONAL-LTD-Corp-Gov-Guide.aspx and in print to any stockholder upon request. The information contained on our Web site is not part of this proxy statement.

Nothing in the Charter of the Board or of any committee shall expand or increase the duties, responsibilities or liabilities of any member under any circumstance beyond those otherwise then existing under applicable law.

Corporate Governance

The Charter of the Board provides, among other things, that:

•	a majority of the directors shall be independent within the meaning of the listing standards of the NYSE;

•

if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, GrafTech’s Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;

•	no director will be nominated for election or re-election if he or she would be age 74 or older at the time of election, unless special circumstances so warrant;

•	GrafTech’s Board shall meet in regular sessions at least six times annually (including telephonic meetings and the annual retreat described below);

•

GrafTech’s Board shall have an annual extended retreat with executive officers at which there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance; and

•	non-management directors will meet in executive session at least once annually.

The Charter of the Board requires the Board, in consultation with the General Counsel, to establish a means for stockholders and employees to communicate with non-management directors and to disclose the name of the presiding director, who will ultimately receive such communication, and the means for such communication in the annual proxy statement. A majority of the non-management directors choose the director who presides at the meetings of non-management directors. Mary B. Cranston is currently serving as such presiding director. Stockholders, employees, and other interested parties (including those who are not stockholders or employees) may make any such communications to the presiding director and should direct them to M. Ridgway Barker, Kelley Drye & Warren LLP, 400 Atlantic Street, 13th Floor, Stamford, CT 06901, (203) 324-1400 (phone), (203) 327-2669 (fax), and mrbarker@kelleydrye.com. Mr. Barker will forward all such communications to the presiding director if they relate to substantive matters and include suggestions or comments that he considers important for the presiding director to know. Generally, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances or communications which are repetitive or duplicative.

Code of Conduct and Ethics

We have had for many years a Code of Conduct and Ethics. The Code of Conduct and Ethics applies to all employees, including senior executives and financial officers, as well as all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE as well as the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. A copy of our Code of Conduct and Ethics is available on our Web site at http:// www.graftech.com/getdoc/fd25921b-07b1-429f-86fa-397f0d0cb30d/Code-of-Conduct-and-Ethics.aspx and in print to any stockholder upon request. Only GrafTech’s Board or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics with respect to executive officers and directors. Any such waivers will be posted on our website.

Related Person Transactions

Our Board recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, five percent or greater stockholder, and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of GrafTech and its stockholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. Nevertheless, we recognize that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of GrafTech and its stockholders.

Under its charter, our Audit and Finance Committee reviews, evaluates and, as appropriate, approves all transactions with affiliates (other than majority owned subsidiaries), related parties, directors and executive officers (other than with respect to compensation of directors or executive officers, which are addressed by the Compensation Committee). In the event we enter into a transaction in which an executive officer (other than an employment relationship), director, director nominee, five percent or greater stockholder, or a member of their immediate family has a direct or indirect material interest, the transaction is to be presented to our Audit and Finance Committee for review to determine if the transaction creates a conflict of interest and is otherwise fair to the company. We require each executive officer and director to annually provide us written disclosure of any transaction to which we are a party and in which the officer or director or any of their immediate family members has a direct or indirect material interest. Our Audit and Finance Committee reviews our disclosure of related party transactions on an as needed basis and on an annual basis in connection with the preparation of our annual report and proxy statement.

COMMITTEES OF THE BOARD

Audit and Finance Committee

The Audit and Finance Committee assists GrafTech’s Board in discharging and performing its duties and responsibilities with respect to the financial affairs of GrafTech. Without limiting the scope of such activities, the Committee shall:

•	select, retain, evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;

•	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm;

•	review regularly with management, the director of internal audit and the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;

•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;

•

review with management and the independent registered public accounting firm all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used, alternative treatments of financial information available under generally accepted accounting principles and other written communications between the independent registered public accounting firm and management, together with their ramifications and the preferred treatment by the independent registered public accounting firm;

•	meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent registered public accounting firm in separate private sessions;

•

assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto, and otherwise discharge its responsibilities with respect to the adoption, improvement and implementation of the code of conduct;

•	direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters; and

•	direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

No member of the Committee serves as a member of an audit or similar committee of more than three public companies. The Audit and Finance Committee’s Report is set forth below.

Organization, Compensation and Pension Committee

The Compensation Committee assists GrafTech’s Board in discharging and performing its duties and responsibilities with respect to management compensation and succession, employee benefits and director compensation. To the extent that the Committee deems appropriate or desirable, it may appoint one or more subcommittees whose members are non-employee directors and outside directors as set forth above and delegate to such subcommittee or subcommittees the authority to make (including determining the terms and conditions of) grants or awards under, and to otherwise administer, bonus and incentive compensation plans and programs.

Without limiting the scope of such activities, the Compensation Committee shall:

•

annually determine the compensation of the Chief Executive Officer and the corporate goals and objectives relevant thereto and evaluate the performance of the Chief Executive Officer in light of such goals and objectives;

•	review and evaluate compensation (including incentive compensation) for senior management and determine compensation for directors;

•	review organizational systems and plans, including those relating to management development and succession planning, including contingency planning for unanticipated sudden developments;

•	administer stock-based compensation plans; and

•	review the Compensation Discussion and Analysis for inclusion in GrafTech’s proxy statement.

For a further discussion of the processes and procedures involved, please see “Compensation of Directors and Executive Officers—Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee assists GrafTech’s Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of GrafTech’s Board and other corporate governance matters. Without limiting the scope of such activities, the Committee shall:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders; and

•

review at least annually the current directors of GrafTech’s Board to determine whether such individuals are independent under the listing standards of the NYSE and the SEC rules under the Sarbanes-Oxley Act of 2002.

The Committee annually assesses the composition of GrafTech’s Board and its standing committees to determine whether they comply with requirements under Board and Committee charters, SEC rules, NYSE listing standards and applicable laws and possess the core competencies described below. In addition, the Committee assesses whether each director has the skills and characteristics described below and undertakes succession and other planning as to the future needs of GrafTech. The Committee gathers suggestions as to individuals who may be available to meet those future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which we have business dealings, and undertakes a preliminary review of the individuals suggested. The preliminary review may include preliminary searches of public information available about the individuals. At such times as the Committee determines that a relatively near term need exists and if, following a preliminary review, the Committee believes that an individual may strengthen the core competencies and possess the skills and characteristics described below, the Committee will contact the individual to ascertain his or her interest in serving GrafTech and obtain further information about and insight as to such individual. In connection therewith, the Committee typically reviews detailed resumes and questionnaires, contacts references, conducts in-depth interviews and undertakes in-depth searches of public information. Based thereon and on the Committee’s evaluation of other potential nominees and GrafTech’s needs, the Committee determines whether to nominate the individual for election as a director. While we have not in the past engaged any third party to identify or evaluate nominees, the Committee may do so in the future.

There are no differences in the manner in which the Committee evaluates nominees for directors recommended by a stockholder. To submit a nominee for election as a director for consideration by the Committee, a stockholder must submit a written request to that effect to the Secretary of GrafTech at GrafTech’s principal executive office. Any such request will be subject to the requirements described in the Answer to Question 17 on page 4.

The Committee believes that GrafTech’s Board, as a whole, should possess the following core competencies:

•	strategy/vision: ability to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, and evaluating strategic decisions;

•	leadership: ability to attract, motivate and energize a high-performance leadership team;

•	international markets: ability to appreciate the importance of global business trends;

•	industry knowledge: ability to assess opportunities and threats unique to GrafTech’s industry;

•	crisis response: ability and time to perform during periods of both short-term and prolonged crisis;

•	management: ability to apply general management best practices in a complex, rapidly evolving business environment;

•	business judgment: ability to assess business risk and stockholder value creation strategies; and

•	accounting, finance and disclosure: ability to protect and inform security holders through liquidity and capital resource management and internal financial and disclosure controls.

The Committee also believes that each director should possess the following skills and characteristics:

•	high personal standards of integrity and honesty, and a desire to make full disclosure of all present and future conflicts of interest;

•	literacy in financial and business matters;

•	the ability to be an effective team member;

•	a commitment to active involvement and an ability to give priority to GrafTech;

•	no affiliations with competitors;

•	achievement of high levels of accountability and success in his or her given fields;

•	no geographic travel restrictions;

•

an ability and willingness to learn GrafTech’s business or, ideally, experience in GrafTech’s business or in professional fields (i.e., finance, accounting, law or banking) or in other industries or as a manager of international businesses so as to have the ability to bring new insight, experience or contacts and resources to GrafTech;

•	a willingness to make a personal substantive investment in GrafTech;

•	no direct affiliations with major suppliers or vendors; and

•	previous public company board experience together with good references.

Board Committee Membership Roster as of March 25, 2009

Name	Audit and Finance		Organization, Compensation and Pension		Nominating and Governance
Mary B. Cranston			x		x	*
Harold E. Layman			x	*	x
Ferrell P. McClean (1)	x				x
Michael C. Nahl (1)	x	*	x
Frank A. Riddick, III (1)	x		x
Craig S. Shular
Number of meetings in 2008	9		5		2

*	Committee Chairperson.

(1)	Ms. McClean, Mr. Nahl and Mr. Riddick have each been designated by GrafTech’s Board as an audit committee financial expert within the meaning of the SEC rules under the Sarbanes-Oxley Act of 2002.

AUDIT AND FINANCE COMMITTEE REPORT

GrafTech’s management is responsible for its financial reporting, including design and implementation of internal controls and preparation of consolidated financial statements in accordance with generally accepted accounting principles. GrafTech’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and internal control over financial reporting. The Committee is responsible for overseeing those activities. The Committee does not and is not required to prepare or review financial records, prepare or audit financial statements, design or implement internal controls, make estimates or select principles used for financial reporting, or identify and eliminate financial risks or non-compliance with applicable law. Therefore, the Committee relies, without independent verification, on representations and information provided by management (including executive, financial, legal and internal audit management) that, among other things, the audited consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. The Committee also relies, without independent verification, on reports by the independent registered public accounting firm that the consolidated financial statements have been prepared in conformity with generally accepted accounting principles.

The Committee reviewed and discussed GrafTech’s audited consolidated financial statements for the year ended December 31, 2008 with GrafTech’s management and PricewaterhouseCoopers LLP, GrafTech’s independent registered public accounting firm for 2008. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and PCAOB Auditing Standard No. 5 (An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements). This included a discussion of the independent registered public accounting firm’s judgment as to the quality, as well as the acceptability, of GrafTech’s accounting principles and such other matters that the PCAOB requires to be discussed with an audit committee. The Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB and the Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from GrafTech and its management. The Committee also reviewed with management and PricewaterhouseCoopers LLP all reports delivered by PricewaterhouseCoopers LLP in accordance with Section 10A(k) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to critical accounting policies and practices used, alternative treatments of financial information available under U.S. generally accepted accounting principles and other written communications between PricewaterhouseCoopers LLP and management, together with their ramifications and the preferred treatment by PricewaterhouseCoopers LLP.

The Committee has established a policy requiring approval by it of all fees for all audit and non-audit services to be provided by GrafTech’s independent registered public accounting firm, prior to commencement of such services. Consideration and approval of fees generally occurs at the Committee’s regularly scheduled meetings or, to the extent that such fees relate to other matters, at special meetings. In situations where it may be impractical to wait until the next meeting, the Committee has delegated authority to approve such fees to the chairperson of the Committee, up to an annual aggregate amount of $100,000. The chairperson must report all such approvals to the entire Committee at the next meeting of the Committee. All of the fees reflected in the table below were pre-approved by the Committee.

The Committee has determined that the approval and payment of all fees in 2008 complied with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder. The Committee also determined that the provision of non-audit services by PricewaterhouseCoopers LLP to GrafTech and its subsidiaries was compatible with the maintenance by PricewaterhouseCoopers LLP of its independence from GrafTech.

Based on its review and discussions noted above, the Committee recommended to GrafTech’s Board that it approve, and GrafTech’s Board approved, the inclusion of GrafTech’s audited consolidated financial statements in GrafTech’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

A summary of the fees which GrafTech and its subsidiaries paid to PricewaterhouseCoopers LLP and its respective affiliates for professional services performed for 2008 and 2007, respectively, is set forth below.

Independent Registered Public Accounting Firm’s Fees

	2008	2007
	(Dollars in millions)
Audit Fees (a)	$2.5	$2.7
Audit-Related Fees (b)	0.1	0.2
Tax Fees (c)	0.2	0.1
All Other Fees (d)	*	*

Total	$2.8	$3.0

*	Less than $0.1

(a)	Includes fees in connection with:

•	Audits of our annual consolidated financial statements and internal controls over financial reporting;

•	Reviews of our quarterly financial statements;

•	Statutory and regulatory audits of subsidiaries; and

•	Consents and other services related to SEC matters.

(b)	Includes fees in connection with:

•	Financial accounting and reporting consultations; and

•	Attestation services not required by statute or regulation.

(c)	Includes fees in connection with:

•	Tax consulting and planning services (for 2008, $0.1, and for 2007, $0.0); and

•

Tax compliance services (which are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings) (for 2008, $0.1, and for 2007, $0.1).

(d)	Represents:

•	For 2008 and 2007, $3,000 for a license fee for technical databases.

AUDIT AND FINANCE COMMITTEE

Michael C. Nahl, Chairman

Ferrell P. McClean

Frank A. Riddick, III

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation program for our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), our only other executive officers at December 31, 2008, and a former executive officer who would have been included in our most highly compensated executive officers if he had still been serving as such on December 31, 2008. The individuals are referred to collectively in this proxy as our “Named Executive Officers.”

Summary of Philosophy and Objectives. Our stated philosophy is to target Named Executive Officer compensation packages that are competitive against the median compensation for equivalent positions in the markets in which we compete for talent. A majority of a Named Executive Officer’s annual target total compensation package is variable at-risk compensation tied to performance. This principle means if performance is at or above targeted levels, the Named Executive Officer’s total compensation will be at or above targeted levels. Conversely, if performance is below targeted levels, total compensation will be below targeted levels. In 2007, we enhanced our pay for performance culture by moving to long-term incentives that vest only upon the attainment of performance objectives and to align realized gains from this plan with our resulting performance.

We design and administer our Named Executive Officer compensation program to be aligned with stockholder interests by focusing on generation of cash flow as a key measure of value creation. As a result of successful deleveraging activities and increasing competitiveness in the markets we serve, we have considered additional financial performance criteria based on return on investment. As described below, long-term incentive awards granted in 2008 now include a cash flow return on investment metric intended to incentivize management to perform better than companies in our industry.

We seek sustainable results by linking pay to annual and long-term company and individual performance through objective and strategic performance measures. We seek to drive performance by communicating and reinforcing the importance of pay for performance based on GrafTech’s achieving its growth, productivity and other strategic objectives. We seek to attract and retain talent by paying competitively with other global corporations of comparable size, as measured by revenues, assets, and employees, and having similar complexity, business operating models, market capitalization, and other characteristics that reflect the size and complexity of GrafTech’s businesses.

Our performance measures are set at levels that are expected to be achieved, but represent a level of difficulty that requires diligent management focus and attention and does not ensure value if our stretch performance objectives are not attained. Our executives are required to devote significant effort and produce significant results to attain payment for performance at or above our goals. Annual incentives include business unit objectives for positions that require the management of business units and corporate objectives for other positions. We also evaluate individual performance based on pre-established criteria which we use in establishing salary levels and for making positive or negative adjustments to annual incentive awards.

Our objective is to provide a competitive compensation package to successfully attract, retain, and provide a balanced performance focus for talented executives. We design our compensation philosophy and programs with those objectives in mind in order to promote GrafTech’s performance and stockholder value. Our compensation programs are based on the principles of providing competitive pay opportunity relative to the relevant market for executive talent and motivating executives to achieve or exceed performance goals that are established at a high standard and aligned with shareholder interests. The relevant market we based these comparisons on includes a blend of industrial companies and a comparator group for named executives. The comparator group has been constructed to include organizations of comparable size, revenue, assets, employees, market capitalization, complexity, business focus and geographical scope. When creating an executive’s overall compensation package, the different elements of compensation are considered in light of the compensation packages provided to similarly situated executives at comparable companies as well as the role the executive is expected and should be able to play in our achieving near term and longer term goals.

Our executive compensation program is designed to provide a total compensation package for our executive officers targeted at the market median but providing more or less than this targeted objective based on performance. We believe that median target competitiveness provides a sufficiently competitive compensation opportunity to attract, retain and motivate our executives while being fair to our shareholders. The Compensation Committee has retained Hay Group (the “Hay Group”), an independent consulting firm, as its advisor on executive compensation matters. Hay Group reports directly to the Compensation Committee and serves at the sole pleasure of the Compensation Committee. The Compensation Committee ensures Hay Group works with management to understand organization strategy, structure and executive positions and current remuneration programs. For more information about Hay Group, see “Evaluating Our Compensation Program” below.

We link short-and long-term cash and equity rewards to the achievement of goals and objectives using corporate and individual performance criteria to create incentives that we believe drive executive performance. We believe that these criteria align the interests of executives with the interests of GrafTech and its stockholders and that achievement of the criteria will enhance stockholder value. Our compensation program is weighted so that short-term and long-term performance-based incentive compensation form the basis for a significant proportion of total compensation, with the percentage of performance-based compensation increasing as the levels of executive responsibility increase.

Evaluating Our Compensation Program. In consultation with Hay Group, the Compensation Committee reviews information about the compensation being paid to executives who are working at companies engaged in businesses comparable to ours and who have roles and responsibilities that are similar to the roles and responsibilities of GrafTech’s executives to assess GrafTech’s relative competitive compensation position. Specifically, the Committee compares GrafTech’s compensation structure and pay levels with those of companies in a group of companies identified by Hay Group and the Compensation Committee as a “comparator group” and in Hay Group’s “all industrial” database. Using this database, we align with both organization size based on criteria described earlier and job size based on the responsibilities of each executive position.

Executive Compensation Analysis Conducted in 2008. In 2008, the Compensation Committee engaged Hay Group to provide an analysis of the base salary levels, including those of the Named Executive Officers, compared to Hay Group’s “all industrial” database. The Compensation Committee subsequently engaged Hay Group to assist in the evaluation of current compensation plans for our named executive officers as compared to a comparator group of independent, publicly traded organizations. In addition, the Compensation Committee asked Hay Group to review the competitiveness of the GrafTech pay structure for its management group, including Named Executive Officers, using a subset from its “all industrial” database of companies that have comparable revenues to GrafTech.

Because the comparator group of peer companies used to benchmark our compensation programs had not been updated since 2005, in 2008 the Compensation Committee asked Hay Group to review the constituents of the comparator group previously used. The previous comparator group, which was identified in our 2008 Proxy Statement, consisted of organizations from the steel and iron, industrial metals and materials, industrial electrical equipment and semiconductor equipment and materials industries, which for the period considered had a median revenue size of approximately $915 million.

The comparator group is now comprised of 15 similarly sized organizations in the steel, machinery, and electrical equipment industries having a median revenue size of approximately $1.2 billion, as follows:

•	Albany International Corp.

•	Brush Engineered Materials Inc.

•	Carpenter Technology Corporation

•	Cliffs Natural Resources Inc

•	Headwaters Incorporated

•	Hexcel Corporation

•	Hubbell Incorporated

•	IDEX Corporation

•	Littelfuse, Inc.

•	MKS Instruments, Inc.

•	Roper Industries, Inc.

•	USEC Inc.

•	Valmont Industries, Inc.

•	Varian Semiconductor Equipment Associates Inc.

•	Woodward Governor Company

The Hay Group subset of its “all industrial” database consisted of companies with revenues in a range from $500 million to $2.5 billion. Hay Group “all industrial” group includes pay data on over 1,000 organizations, approximately 350 of which are manufacturers.

The Compensation Committee considered the results of the analysis and recommendations from Hay Group. With respect to our long-term performance share incentives granted in 2008, the Compensation Committee once again conditioned the number of shares that may be earned and vested solely on the attainment of performance measures, extended the time period within which such shares may vest, and added additional financial performance criteria based on return on investment. Because of the severe global economic crisis, the Compensation Committee exercised its discretion by electing not to make any changes in targeted compensation levels for Named Executive Officers in 2008 based on the information provided by Hay Group, except for a slight upward adjustment in the midpoints of the salary grades in the first half of 2008 and a downward adjustment to the number of performance share awards granted in December 2008. While resulting target compensation for 2009 is less than our median target position when looking at the past year’s compensation, Hay Group advises that with this economic crisis, executive compensation is likely to decline in 2009. We believe our actions will still position GrafTech competitively in this difficult market and that the Compensation Committee actions are prudent in light of current market conditions.

While annual incentive targets have historically been designed to produce payouts at the market median, at Hay Group all industrial group levels, which we believe are competitive pay levels, actual total cash compensation is based on performance. In years where performance was below expectations, desired competitive compensation levels have not been achieved. Our long-term incentives program is designed to be competitive at median, at Hay Group all industrial group levels, based on the present value of current year long-term incentive grants.

Elements of Executive Compensation. We seek to implement our compensation philosophy through a combination of base compensation and short- and long-term incentives. Base salary compensation is intended to be sufficient to attract and retain qualified employees.

Cash-based annual incentive compensation is provided through an incentive plan that is designed to reward management for achievement of annual cash flow or other financial targets and strategic milestones recommended by management and approved annually by the Compensation Committee. The program is also designed to lead to improvement in the performance of our businesses and create long-term value for our stockholders.

Stock-based incentive compensation is designed to compensate management for long-term value creation for our stockholders as reflected in the market value of our common stock.

Each year, the Compensation Committee reviews the base salary, short-term incentive, and long-term incentive compensation levels for each Named Executive Officer. The Compensation Committee considers the individual Named Executive Officer’s level and complexity of responsibility, experience and skills, and performance in his or her position over time in considering changes to each Named Executive Officer’s total compensation opportunity. Our Chief Executive Officer and our Director, Corporate Human Resources provide the Compensation Committee with tally sheets that include an analysis of the total compensation of each Named Executive Officer and information concerning the performance of each Named Executive Officer along with recommended compensation action regarding base salary, annual incentive and long-term incentive grant levels aligned with Named Executive Officers’ performance. The recommendations are subject to the Compensation Committee’s ultimate consideration and approval. CEO compensation is determined by the Compensation Committee in consultation with Hay Group.

The salary planning and evaluation process for a year normally occurs in the third quarter; and any changes to base salary apply until the next year’s evaluation. Generally, base salary adjustments based on performance for the preceding year, if any, are first effective during the third quarter of the current year. Short-term performance measurements and individual targets are generally determined in the first quarter of the measurement year. Actual awards for performance achieved in the prior year are determined in the first quarter following the measurement year. Generally, long-term incentive awards are also considered during this planning and evaluation process and grants have been made as described in “Long-Term Incentives Through Management Stock Ownership” below.

Base Salaries. We provide base salaries to our Named Executive Officers that we believe are competitive to attract and retain key executive talent and to provide a compensation component that is financially stable. Base salaries also form the basis for calculating other compensation opportunities for our Named Executive Officers. For example, the mid-point of an executive’s salary grade is used to determine each executive officer’s annual incentive and long-term incentive opportunity levels. See “Short-Term Incentives Through the Incentive Compensation Plan” and “Long-Term Incentives Through Management Stock Ownership” below. Moreover, base salaries are included in the formula for calculating severance benefits in the event of termination in connection with a change in control. See “Change in Control Agreements” below.

The current midpoint of the salary grade for our Named Executive Officers was established in 2008 at the median of Hay Group “all industrial” levels. The re-establishment of midpoints resulted in a 2.2% increase from prior midpoints, which had last been established in 2006. For purposes of establishing the midpoints, we believe Hay Group all industrial database provides a more consistent and robust database for comparison that takes into consideration the way GrafTech named executive positions are structured. In addition, we use an all industrial basis of comparison for positions below our Named Executive Officer levels, so this approach produces a higher degree of internal equity as well as external competitiveness. Attention is also given to maintaining appropriate internal salary relationships among our executive officers, and to achievement of succession planning goals. In 2008 we based our salary review on a comparison to and analysis of the “all industrial” group. Further, we established a matrix based on our expected company budget for salary increases with parameters established depending upon the Named Executive Officer’s position relative to the midpoint of the executive salary grade and the rating of the executive’s actual performance.

For 2008, the base salary of the Named Executive Officers was determined by the Compensation Committee, based on general parameters described above and in consultation with the Chief Executive Officer. The Compensation Committee also took into account an evaluation, as described below under “Short-Term Incentives Through the Incentive Compensation Plan,” of each Named Executive Officer’s performance. Effective August 1, 2008, Mr. Shular’s base salary was increased by $18,360, or 3%, to $630,360, Mr. Widmar’s base salary was increased by $9,900, or 3%, to $341,400, Mr. Barnard’s base salary was increased by $9,550, or 2.5%, to $384,400, and Mr. Pretorius’s base salary was increased by $8,190, or 3.6%, to $236,100.

Salary Reduction Program. Because of current global economic circumstances, as part of the cost savings measures GrafTech implemented, management proposed a salary reduction program (the “Salary Reduction

Program”) whereby base salaries of the Named Executive Officers would be reduced by 10% commencing April 1, 2009 through the remainder of 2009. The Salary Reduction Program also applies to certain management and other employees. Under the Incentive Compensation Plan, such employees, but not the named executive officers, will be eligible for a separate 2009 bonus pool equal to the aggregate amount of all such salary reductions (including the Named Executive Officers’ portion) if GrafTech attains 1.5 times the 2009 cash flow performance measure.

Short-Term Incentives Through the Incentive Compensation Plan. The purpose of our Incentive Compensation Plan (“ICP”) is to:

•	provide incentives to participants by having a portion of their annual compensation dependent upon annual performance;

•	assist us in attracting, retaining, and motivating employees of high ability and experience; and

•	make our compensation program competitive with those of other major employers.

The ICP performance criteria have been designed to motivate and reward team performance in the achievement of corporate and line of business free cash flow budgeted objectives along with strategic goals that support longer term goals and promote our emphasis on pay for performance.

Our Named Executive Officers are eligible to receive annual cash incentive payments based on performance against annually established performance measures and individual performance criteria. The annual incentive is designed to reward achievement of each year’s business plan objectives. Annual incentive award targets for our Named Executive Officers have historically been intended to result in cash payments, assuming applicable performance measures are achieved and individual criteria satisfied, that are approximately equal to the market median, at Hay Group all industrial level.

Under the ICP, the incentive cash payments for our Named Executive Officers are targeted as a percentage of the midpoint of the executive’s salary grade. The Compensation Committee establishes the individual incentive targets for our Named Executive Officers based on their levels of responsibility, ability to make a positive impact on GrafTech, current or new positions, current base salaries and the salaries and other compensation offered by other companies for individuals in equivalent positions. To promote compensation that is competitive at the historical market median of Hay Group all industrial group and place significant emphasis on pay for performance, the annual incentive for 2008 and for 2009 (assuming payout at the executive’s target level) represents from 50% to 75% of the midpoint of a Named Executive Officer’s salary grade, depending on the executive’s level of responsibility.

The Compensation Committee establishes the corporate and individual threshold, targeted and maximum performance measures or criteria each year, which are primarily quantitative and financial in nature. The performance measures are established at a time and in a manner, generally in the first quarter of the measurement year, so that attainment is not assured. We intend that our executives are required to devote significant effort and produce significant results to attain payment for performance. Targets are established to drive achievement of stockholder return objectives. Over the years, we have established ranges of performance such that performance has ranged from below threshold to maximum performance achievement.

After the end of each calendar year, management assesses our results, and the degree to which corporate and strategic goals have been achieved and the Compensation Committee establishes the maximum amount of ICP incentive payable to all participants for that year. This amount is allocated among GrafTech’s business segments and departments for further allocation to individual participants based on the extent to which the applicable business unit’s or department’s performance measures have been achieved, assessments of the individual participant’s performance during the year, and other discretionary adjustments. The Named Executive Officers’

achievements are assessed against each applicable performance measure. Management evaluates an individual taking into consideration other factors related to the individual’s performance during the year and makes a recommendation as to the amount of the ICP payout for the Named Executive Officer. In assessing performance, each individual is evaluated on:

•	his or her job accomplishments compared to objectives for the past year;

•	performance to stated competencies which have been assigned to the position; and

•	areas identified as needing further work as well as performance against values inherent to GrafTech.

The Compensation Committee then reviews the assessments and calculations and approves, modifies or disapproves, as appropriate, the resulting annual incentive amounts.

Annual cash incentive amounts are payable after the end of the performance year. The amount of the annual cash incentive compensation for Named Executive Officers attributable to overall corporate and business unit, and measurable individual performance measures vary from 50% to 200% of the executive’s targeted incentive opportunity. The annual cash incentive compensation for each Named Executive Officer is subject to further adjustment, upwards or downwards, based on the subjective analysis of the individual’s performance and other factors that the Compensation Committee deems relevant (see the list set forth below), providing the opportunity to receive a maximum of 240% of the Named Executive Officer’s targeted incentive opportunity. Such adjustments, if made, are based on an evaluation of each individual’s contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual’s performance in discharging the responsibilities of his position description. In addition, the Compensation Committee may make discretionary adjustments to the performance measures based on developments during the performance year and other factors. We may also make adjustments to the formula for calculating free cash flow to reflect any major strategic decisions that were not included in the calculations on which our financial targets were based. We do not make adjustments to the targets solely for ongoing operational or minor non-strategic decisions.

As further described in PROPOSAL FOUR, in February 2009, the Board of Directors unanimously approved, subject to stockholder approval, the GrafTech International Ltd. Executive Incentive Compensation Plan (the “Executive Plan”) and directed that the Executive Plan be submitted to stockholders at the annual meeting. Stockholder approval of the Executive Plan will allow bonuses paid under it to be considered “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (“Code”) and therefore fully deductible by GrafTech for federal income tax purposes.

The Executive Plan is designed so that all compensation payable thereunder will be fully deductible. The Executive Plan is effective if the stockholders approve it, as of January 1, 2009.

The Executive Plan is substantially similar to the existing short-term ICP in its administration and operation, except that, under the Executive Plan, the Compensation Committee may decrease, but not increase, the aggregate amount awarded to any participant for any performance period. Named Executive Officers qualify as Eligible Employees under the Executive Plan. Eligible Employees will not participate in both plans. During the first quarter of fiscal year 2009, the Compensation Committee granted awards under the Executive Plan, subject to approval of the plan by stockholders, which awards are substantially similar to awards granted under the ICP for fiscal year 2009 and which would be eligible for deduction by the Company when paid. If stockholders do not approve the Executive Plan, no awards would be paid under the Executive Plan.

The primary driver for our ICP in 2008 was free cash flow before special items. We believe that growth in free cash flow before special items is a key element in our business plans to reduce debt and improve capital structure and provide the means to fund growth opportunities in a manner consistent with achievement of our strategy for achieving long-term growth in stockholder value. For the 2008 performance period, we made adjustments for special items that included lower than planned capital expenditures, pension contributions, and cash taxes.

A significant portion of each Named Executive Officer’s ICP opportunity for 2008 was based on the attainment of strategic objectives. In addition, in 2008 we subjectively considered the following attributes, which we believe make us a stronger company and better positioned to serve our customers, in evaluating the ICP participants and determining final ICP awards:

•	the individual’s contribution to the generation of free cash flow and achievement of stated annual objectives;

•	excellence in our core competencies—customer focus, drive for results, ethics, values and peer relationships;

•	delivery on business plan commitments;

•	adaptability to change;

•	commitment to continuous improvement and our guiding principles;

•	efficiency and effectiveness of execution;

•	health, safety, and environment excellence—safety statistic performance and following through of applicable audit action plans;

•	leadership—demonstrates strong leadership and seizes opportunities to lead;

•	Sarbanes-Oxley compliance;

•	teamwork; and

•	special accomplishments and strong initiative.

Assuming threshold performance measures have been met, a preliminary cash incentive payout between 50% and 200% of each Named Executive Officer’s targeted bonus opportunity is determined based on the corporate and individual performance measures, which for 2008 consisted primarily of free cash flow goals. The preliminary payout is subject to being multiplied by a percentage between 0% and 120% taking into account the factors listed above. Accordingly, under the guidelines of the ICP and subject to the maximum amount payable under the ICP for the measurement year, a Named Executive Officer’s preliminary payment could be 200% of the executive’s targeted bonus opportunity if maximum performance measures are achieved or exceeded, and the 200% preliminary payout could be increased to as high as 120% of the 200% preliminary payout based on additional factors used in assessing individual performance, resulting in a potential payout of 240% of the executive’s targeted bonus opportunity.

For 2008, payouts to our Named Executive Officers were measured in accordance with the achievement of performance measures, 80% of which were based on free cash flow results before special items of the company-as-a-whole and 20% of which were based on strategic objectives, the attributes listed above, and discretionary adjustments made by the Compensation Committee. For 2008, our company-as-a-whole threshold, target and maximum performance measures were, respectively, $124 million, $139 million, and $189 million in cash flow before special items.

Our actual cash flow before special items was approximately $182 million. Therefore, we exceeded the 2008 targeted company-as-a-whole performance measure. In approving the 2008 annual cash incentive compensation payout to the Named Executive Officers, the Compensation Committee took into consideration the achievements accomplished during 2008, including the significant improvement in GrafTech’s free cash flow, reduction of net debt, and achievement of strategic business objectives. Combined with the achievement of objective and subjective individual performance measures, this resulted in our Named Executive Officers’ actual ICP measures earned exceeding the amount of ICP as a targeted percentage of their respective salary grade midpoints. Strategic objectives for Mr. Barnard included measures based on capital and operational productivity initiatives, implementation of lean process improvement techniques, and certain profitability improvements.

Strategic objectives for Mr. Pretorius included measures based on increased sales volumes of certain product lines, implementation of lean process improvement techniques, and achievement of supply chain objectives. For Messrs. Shular and Widmar, strategic objectives included certain corporate measures including cost reduction initiatives, implementation of lean process improvement techniques, and attainment of select objectives within their areas of responsibilities.

The Compensation Committee also took into consideration the limitation on deductibility under Section 162(m) of the Code and determined that such limitation was an important factor, but not the deciding factor, in determining the final annual cash incentive compensation payout to the Named Executive Officers.

Payments earned by our Named Executive Officers for actual 2008 performance ranged from 175% to 216% of target performance level. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the annual incentive minimum, target and maximum amounts payable to each Named Executive Officer under the ICP for the 2008 performance period.

Long-Term Incentives through Management Stock Ownership. We believe that long-term performance and appreciation in stockholder value is achieved through a culture that encourages a balance of short-and long-term performance. We believe that compensation in the form of stock-based awards helps create such a culture. In 2005, we adopted the GrafTech International Ltd. 2005 Equity Incentive Plan (the “2005 Plan”), which was approved by our stockholders in the second quarter of 2005. The 2005 Plan included provisions to freeze previously adopted equity incentive plans.

We adopted the 2005 Plan to promote the interests of GrafTech and its stockholders by strengthening our ability to attract, motivate and retain directors, employees and others in a position to affect the financial and operational performance of GrafTech. The 2005 Plan covers personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of GrafTech largely depend, and offers them additional incentives to put forth maximum efforts for the success of the business, and affords them an opportunity to acquire a proprietary interest in GrafTech through stock ownership and other rights. The 2005 Plan is an important component of the total compensation package offered to employees and directors, reflecting the importance that GrafTech places on motivating and rewarding sustained superior results through the provision of long-term, performance-based incentives.

Our long-term stock-based incentive program is designed to:

•	Reward for the achievement of sustained cash flow growth and stockholder value;

•	Encourage retention of our top performers;

•	Reward our top leaders—those who have the ability to make a material difference in our company; and

•	Align management with our stockholders by aligning rewards to growth in stockholder value.

The 2005 Plan permits awards of stock options, restricted stock, performance shares, and other equity-based incentives. Awards granted to our Named Executive Officers are determined based on their levels of responsibility, ability to make a positive impact on GrafTech, current or new positions, current base salaries, and salaries and other compensation offered by other companies for individuals in equivalent positions. See “Grants of Plan Based Awards in Fiscal Year Ended December 31, 2008—Equity Plans” below for further description of our 2005 Plan. Based on our 2007 evaluation of the award programs under the 2005 Plan using the 2007 Hay Group analysis, we believe our program provides grants that are competitive at market median levels (i.e., median of Hay Group all industrial group). These awards are consistent with our pay for performance principles because they are designed to focus the attention of executives on strategic goals spanning more than the current year, and to align the interest of executives with our goal of creating long-term stockholder value. The long-term incentive opportunity granted is based on a comparison to market median values and is calculated using present value criteria. In 2006 this value was between 50% to 100% of Named Executive Officer’s salary grade and, with respect to 2007, represented 50 to 75% (125% for our CEO) of the midpoint of a Named Executive Officer’s salary grade (based on the fair market value of our stock at the time of the award), depending on the executive’s role. Our December 2008 grants to the Named Executive Officers were initially calculated based on a range of 50 to 75% (125% for our CEO) of the midpoint of such officer’s salary grade. Due to the global economic crisis, and its impact on GrafTech’s stock price, the target number of performance shares granted to each Named Executive Officer was reduced by approximately 30%, thereby reducing the value paid to the Named Executive Officers, to provide a balance between competitiveness and share funding requirements.

Between August of 2005 and April 2007, the long-term stock-based equity incentives awarded to our Named Executive Officers consisted solely of restricted stock grants. Restricted stock was selected to enable executives to build ownership and to aid in retention. In the first year (2005), restricted stock grants were subject to vesting on a time basis. In the second year (2006), restricted stock grants were subject to vesting on a time basis, which can be accelerated based on achievement of budgeted performance objectives. In 2007, the restricted stock grants were subject to vesting only on achievement of performance objectives performance. Prior to 2005, both short-and long-term incentives delivered below market compensation values, and there was a perceived need to enhance the retention value of total compensation programs. The equity incentives made in 2005 through 2007 are described in greater detail in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End December 31, 2008” table below.

Awards granted in August 2005, and as to Messrs. Whitaker and Widmar in May 2006, vest one-third each on the first, second and third anniversaries of the date of grant. Awards granted to Named Executive Officers in October 2006 vest in February 2010 (cliff vesting). However, the vesting can be accelerated if performance goals are met. Based on free cash flow generated in 2007 and 2008, one-third of the outstanding restricted shares granted in October 2006 were accelerated and vested in each of February 2008 and February 2009. The accelerated vesting performance goal for 2008 was $139 million in cash flow before special items. Our 2008 actual cash flow before special items was approximately $182 million. The remaining one-third of the restricted shares granted in October 2006 is scheduled to vest in February 2010.

In October 2007, the Compensation Committee granted additional awards of performance shares conditioned to vest solely on the attainment of free cash flow or other performance targets to be established by the Compensation Committee or the Board; there is no service vesting component to these awards although the awards are forfeited if the executive’s employment terminates before vesting occurs. Based on free cash flow generated in 2008, one-third of the outstanding performance shares granted in October 2007 vested in February 2009. The vesting performance goal for 2008 was $139 million in cash flow before special items. Our 2008 actual cash flow before special items was approximately $182 million. For the 2009 measurement period, the performance target is based on free cash flow that is generated in 2009.

In evaluating the equity incentives that were granted from 2005 to 2007, the Compensation Committee considered a number of different alternatives, including stock options, in selecting a long-term incentive program primarily based on awards of restricted stock and performance shares. The Compensation Committee considered different types of features of restricted stock grants and performance shares, reviewed the accounting and tax treatment of various alternatives, and weighed the advantages and disadvantages of various alternatives. Restricted shares and performance shares were chosen as appropriate vehicles based on this evaluation. Additional reasons for selecting these alternatives included that fewer shares of GrafTech stock were required as opposed to other alternatives and that they support executive stock ownership, result in lower stockholder dilution than stock options and enhance our pay for performance culture. The Compensation Committee approved the feature for acceleration of vesting of the 2006 grant in order to motivate management to achieve both the short-term goal of accelerating cash flow realization, which would in turn permit acceleration of debt pay-down and other internal investments in the Company, and allowing the Named Executive Officers to increase their unrestricted equity ownership sooner.

One-third of the October 2007 restricted stock awards will vest on an annual basis each February, beginning February 2009, but only if the applicable annual performance target for the immediately preceding year has been achieved. The applicable performance target for each particular performance year is established in writing by the Compensation Committee not later than 90 days after the commencement of the performance period and attainment of the performance target is subject to certification by the Compensation Committee. If the annual performance target for a particular year is not achieved, then the entire one-third of the October 2007 restricted stock grant shall be forfeited. Participants whose restricted stock vests will be encouraged, but not required, to hold at least 50% of the vested shares for at least one year. As noted above, based on free cash flow generated in 2008, the first one-third of the October 2007 restricted stock awards vested in February 2009.

In December 2008, the Compensation Committee granted additional awards of performance shares conditioned to vest on the attainment of free cash flow or other performance targets to be established by the Compensation Committee or the Board; the awards also have a service vesting component, as the awards are forfeited if the executive’s employment terminates before vesting occurs. For the 2009 measurement period, 70% of the performance target is based on free cash flow that is generated in 2009 and 30% is based on the degree to which GrafTech’s cash flow return on investment exceeds the comparable measure of certain other companies in our industry.

The target award is subject to upward or downward adjustment as follows. By February 28 of each of 2010, 2011, and 2012, one-third of the target award will be multiplied by a percentage reflecting the degree to which the performance criteria established by the Compensation Committee for such performance year have been achieved. The resulting number of performance shares (“Earned Shares”) will be set aside as unvested Earned Shares for the Participant as of the date of such determination; provided, that the individual is still employed on such date. Subject to applicable terms of the award agreements, the December 2008 performance shares do not vest until February 2012. The applicable performance target for each particular performance year is established in writing by the Compensation Committee not later than 90 days after the commencement of the performance period and attainment of the performance target is subject to certification by the Compensation Committee. If the annual performance target for a particular year is not achieved, then the entire one-third of the December 2008 performance share award applicable to that year will be forfeited. For 2009, if the threshold performance measures are obtained, 50% of the target performance shares applicable to 2009 shall become Earned Shares. If the target performance measures are attained, 100% of the target performance shares applicable to 2009 shall become Earned Shares. If the maximum performance measures are attained, 150% of the target performance shares applicable to 2009 shall become Earned Shares. GrafTech’s Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time.

Pension Plan. We previously froze our defined benefit plans, including the UCAR Carbon Retirement Plan (the “Retirement Plan”), and no additional benefits are accruing under the plans, although benefits previously accrued under the Retirement Plan will still be payable from the Plan when due. See “Pension Benefits at Fiscal Year End December 31, 2008” below for a description of the Retirement Plan and benefit formulas.

Retirement Savings Plan. We provide retirement savings opportunities through our defined contribution plans. We maintain the GrafTech International Savings Plan (the “Savings Plan”), which is intended to be qualified under Sections 401(a) and 401(k) of the Code. The Savings Plan permits employees to contribute up to 50% of their compensation on a pre-tax or after-tax basis, up to IRS maximums. We provide a match, in GrafTech stock, equal to 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. We also make employer contributions to the Savings Plan equal to 1% of compensation (up to statutory limits). See “Other Compensation Arrangements” below for additional information regarding the Savings Plan.

Deferred Compensation Plan. We maintain a deferred compensation plan (the “Compensation Deferral Plan”) for the benefit of eligible management employees, who participate in our performance-based compensation programs and employees whose benefits under the Savings Plan are limited by the benefit restrictions of Section 415 of the Code.

Participants are able to defer up to 85.0% of their ICP compensation, up to 50.0% of their base salary and up to 50.0% of their compensation in excess of the amounts that may be recognized under the Savings Plan (in 2008, such amount was $230,000) (these final deferrals are referred to as participants’ “Excess Deferrals”). We make quarterly matching allocations in shares of our common stock equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of the participant’s Excess Deferrals. In addition, participants are credited with nonqualified defined contribution retirement plan employer allocations equal to 1.0% of their compensation in excess of the amount that may be considered under the Savings Plan. Participants are immediately vested in the matching allocation. Generally, Participants vest in the other GrafTech allocations when they have completed five years of service.

Our Compensation Deferral Plan is intended to comply with Section 409A of the Code concerning deferred compensation arrangements. See “Nonqualified Deferred Compensation at Fiscal Year End December 31, 2008” below for additional information regarding the Compensation Deferral Plan.

Benefit Security. Retirement and other benefits are paid out of our general assets, except for payments out of the tax-qualified trusts for the Retirement Plan and the Savings Plan and except for payments out of grantor trusts (called “rabbi trusts”) or funded by the purchase of annuities.

Change in Control Agreements. GrafTech does not have employment agreements with its executive officers. The Compensation Committee believes that the absence of employment agreements provides GrafTech with more flexibility in adjusting the compensation levels of its executive officers.

GrafTech’s Board did, however, between 2000 and 2006 approve change in control severance compensation agreements for the Named Executive Officers and certain other members of senior management (see “Potential Payments on Termination or Change in Control” below). These agreements are based on a “double trigger” scenario in which there must be both a change in control (as defined in “Potential Payment on Termination or Change in Control”) and a termination of the Named Executive Officer’s employment prior to the expiration of the change in control agreement. Accordingly, the severance benefits under these agreements are payable only in the event the Named Executive Officer’s employment with us is terminated under certain circumstance following a change in control. The Board recognizes that the possibility of a change in control of GrafTech exists, as is the case with many publicly held corporations, and that the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of GrafTech and its stockholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of GrafTech’s management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from a possible change in control of GrafTech. The Board has also determined that it is in the best interests of GrafTech and its stockholders to ensure continued availability of our Named Executive Officers in the event of a potential change in control of GrafTech.

In the case of our Named Executive Officers who remain our employees, the agreements provide for the payment, in the event of a change in control and, if the employment of the executive is terminated under certain circumstances, of severance compensation equal to 2.99 times the sum of the officer’s base salary and ICP targeted bonus opportunity, and, except as to Mr. Pretorius, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement), a “gross-up.” The amount of severance compensation was established, at the time the agreements were entered into, taking into account the maximum amount that we expect to be able to pay without triggering an excise tax to the executive or a loss of deduction to GrafTech under the golden parachute rules. It is possible, however, that the aggregate amounts paid to a Named Executive Officer who is a U.S. employee will exceed the IRS limitations and the severance payments to the executive, including any gross-up payments, will not be deductible by GrafTech. The officers are entitled to the compensation if their employment is terminated by us (other than for cause) or if they resign for good reason within three years after a change in control.

In addition, under the terms of applicable equity agreements, all unvested equity awards become vested upon the occurrence of a change in control. Further, we have the right to cancel substantially all outstanding options in the event of a change in control, in which event we are required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. See “Potential Payments on Termination or Change in Control” below for a description of the agreements and aggregate amounts payable.

We review the change in control agreements periodically, but not necessarily as part of the annual compensation review. This is because we generally consider the change in control agreements as compensation elements separate and apart from the other elements of our compensation arrangements. More specifically, the payments or benefits available under the change in control agreements do not have any significant impact on annual compensation decisions relating to salary and incentive payments. Instead, our Compensation Committee considers that the change in control agreements are in place to cover a specific circumstance, a change in control where the executives lose their jobs. Accordingly, payments and benefits available under the change in control agreements are not viewed by the Compensation Committee as amounts that should impact the compensation amounts awarded on a year-to-year basis to the Named Executive Officers for their ongoing management of the Company.

Health, Welfare And Other Personal Benefits. In addition to the principal compensation components described above, our Named Executive Officers are entitled to participate in all health, welfare, fringe benefit, relocation assistance and other arrangements generally available to other salaried employees. Generally, benefits are made available to our Named Executive Officers on the same basis as benefits are made available to eligible employees under the terms of applicable plans.

During 2008, our Named Executive Officers received the relocation benefits included in the Summary Compensation Table. Our Named Executive Officers were required to relocate their residences in connection with the relocation of our corporate headquarters and reassignments within GrafTech. We determined it was in GrafTech’s best interest for retaining or attracting our Named Executive Officers to make them whole for the expenses, disruption, and complexities involved with relocating. Accordingly, we provided a gross-up to cover additional income taxes payable by such executives as a result of having to include reimbursements in their taxable income and certain ongoing temporary mortgage subsidies.

The Compensation Committee also may, as considered reasonable and appropriate on a case by case basis, provide our officers, including our Named Executive Officers, with limited additional perquisites and other personal benefits. In 2008, we did not provide perquisites to our Named Executive Officers.

The Compensation Committee believes that these health, welfare, and other personal benefits are reasonable and consistent with the practices of public companies in the United States. The Compensation Committee also believes that these benefits assist us in attracting and retaining key executives.

Section 162(m) of the Code. Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

We consider the impact of this rule when developing and implementing our executive compensation program. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m); however consistent with our pay for performance philosophy, all equity awards granted since 2007 have been performance based and intended to qualify as deductible. Because we believe deductibility and performance based awards are important, upon stockholder approval, awards under our Executive Incentive Compensation Plan, including payouts above target based on measurable, quantifiable criteria (See Proposal Four) will qualify as performance-based compensation that is excluded from the limitation on deductibility.

Amounts paid under any of our compensation programs, including salaries and grants of restricted stock and restricted stock units, may not qualify as performance-based compensation that is excluded from the limitation on deductibility. Our October 2007 restricted stock awards, December 2008 performance share awards, and awards of stock options with exercise prices equal to the fair market value of a share on the date of grant qualify as deductible under Section 162(m). No other component of compensation for a “covered employee” (within the meaning of Code section 162(m)) qualifies as performance based compensation under Section 162(m), and compensation may not be deductible to GrafTech to the extent that the applicable executive recognizes more than $1 million in compensation that is not performance based in any taxable year.

Stock Ownership Guidelines. Our Board has adopted guidelines for ownership of common stock by directors and members of senior management to promote alignment with stockholders’ interests. Compliance with the guidelines is voluntary in that there is no formal enforcement mechanism, but all persons subject to the guidelines are expected to comply. Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of our common stock with a market value equal to at least two times his or her annual retainer.

Under the guidelines, certain members of senior management should, within five years after appointment as a member of senior management, own a number of shares of our common stock equal to one year of annual base salary or in the case of the CEO, three times annual base salary. Unvested restricted stock (time-vesting) is included in the calculation of achievement of the guidelines. Unvested restricted stock (performance-based) and unexercised stock options are not included in the calculation.

In addition, until these guidelines are achieved, executive officers should hold 50% of the stock previously subject to vested restricted stock awards and 50% of the stock previously subject to exercised stock options. Executive officers and other employees are encouraged to hold at least 50% of the stock previously subject to vested restricted stock awards for at least one year after vesting. Calculation of such 50% shall be made after sale of any of such stock in the minimum amount sufficient to pay withholding taxes and exercise prices thereon.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of GrafTech in accordance with the SEC’s disclosure requirements for executive compensation and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in GrafTech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

ORGANIZATION, COMPENSATION

AND PENSION COMMITTEE

Harold E. Layman, Chairman

Mary B. Cranston

Michael C. Nahl

Frank A. Riddick, III

Summary Compensation Table

The following table sets forth for 2006, 2007 and 2008 certain information concerning compensation received by our Principal Executive Officer, our Principal Financial Officer and our other executive officers who received total salary and bonus compensation in excess of $100,000 for services rendered in all capacities (including service as a director of GrafTech or an officer or director of one or more of our subsidiaries) during our last fiscal year and who were serving as such at the end of 2008 and one additional former executive officer who would have been included, but for the fact that his employment terminated during 2008.

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)(6)	Stock Awards ($)(7)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(5)(9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(10)	All Other Compensation ($)(11)	Total ($)
Craig S. Shular	2008	$619,650		$699,747	$584,000	$900,000	$3,078	$85,336	$2,891,811
Chairman, Chief Executive Officer & President	2007	597,575		566,266	438,000	1,250,000	86	104,235	2,956,162
	2006	533,000		426,010		1,100,000	1,742	428,893	2,489,645

Mark R. Widmar (1)	2008	$335,625		$289,211		$350,000		$26,966	$1,001,802
Chief Financial Officer and Vice President	2007	327,708		360,678		430,000		27,277	1,145,663
	2006	210,779	$75,000	205,513		300,000		65,008	856,300

Petrus J. Barnard (2)	2008	$378,829		$240,573		$350,000		$42,584	$1,011,986
Vice President and President, Industrial Materials	2007	370,563		217,794		500,000		58,133	1,146,490
	2006	358,750		163,850		450,000		138,877	1,111,477

Hermanus L. Pretorius (3)	2008	$231,323		$108,436		$275,000		$83,207	$697,966
Vice President and President, Engineered Solutions	2007	253,752		87,118		250,000		190,537	781,407
	2006	313,370		65,540		250,000		194,848	823,758

Gary R. Whitaker (4)	2008	$144,923		$125,794				$160,884	$431,601
Former General Counsel, Vice President and Secretary	2007	287,019		173,202		$250,000		20,351	730,572
	2006	190,000	$10,000	79,473		200,000		81,692	561,165

(1)	Mr. Widmar joined us as Chief Financial Officer in May 2006.

(2)	In 2008, Mr. Barnard’s title was changed from Vice President and President, Graphite Electrodes to Vice President and President, Industrial Materials.

(3)	In 2008, Mr. Pretorius’s title was changed from President, Advanced Graphite and Carbon to Vice President and President, Engineered Solutions. From January 2006 to April 2006, Mr. Pretorius’s salary and “all other compensation” (other than contributions made to our non-qualified savings and pension plans) were paid in Swiss francs. From May 2006 to April 2007, Mr. Pretorius’s salary and “all other compensation” (other than contributions made to our non-qualified savings and pension plan) were paid in Euros. For purposes of the tables included in this section of the proxy statement, foreign currency amounts included for Mr. Pretorius were converted into U.S. dollars based on the daily average of the currency conversion rate in effect during the period for which the applicable amount was payable.

(4)	Mr. Whitaker joined us in May 2006 and left GrafTech on June 30, 2008.

(5)	Includes compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(6)	Represents signing bonuses paid pursuant to offers of employment.

(7)

The “Stock Awards” column of the Summary Compensation Table shows the aggregate dollar amount recognized for financial statement reporting with respect to outstanding awards of restricted stock and performance shares granted to each Named Executive Officer pursuant to the 2005 Equity Incentive Plan. The aggregate dollar amount was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 15 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, and footnote (2) under “Grants of Plan Based Awards in Fiscal Year End December 31, 2008” below for an explanation of the assumptions made in the valuation of these awards.

(8)	No expense was recognized for financial statement reporting purposes for any of the fiscal years ended December 31, 2006, 2007, and 2008, with respect to option awards granted prior to 2007 to Named Executive Officers. The “Option Awards” column of the Summary Compensation Table shows the aggregate dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2008, with respect to stock option awards granted in 2007 to Mr. Shular. The aggregate dollar amount was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 15 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, for an explanation of the assumptions made in the valuation of these awards.

(9)	The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the annual incentive award earned by our Named Executive Officers under the Short-Term Incentives through the Incentive Compensation Plan (ICP) for the applicable performance period. For additional information about the 2008 annual incentive opportunities under the ICP please refer to “Non-Equity Plans” below.

(10)	The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table shows the increase in the present value of the accumulated benefits under the UCAR Carbon Retirement Plan, which was frozen in 2003. The increase in the present value of the accumulated benefits was measured from (i) December 31, 2007 to December 31, 2008 (the measurement date used for reporting purposes in our Annual Report on Form 10-K for the year ended December 31, 2008), for the UCAR Carbon Retirement Plan. During 2008, the present value of accumulated pension benefits decreased by $41,923 for Mr. Barnard. No portion of the earnings credited during 2008 was “above market” or “preferential.” Consequently, our Named Executive Officers did not accrue any above-market earnings under the deferred compensation plan during 2008, and therefore we have not reported any earnings credited under that plan in this column. See “Nonqualified Deferred Compensation at Fiscal Year-End December 31, 2008” below for a discussion of how earnings are calculated under our deferred compensation plan.

(11)	The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table.

Name	Year	Relocation Expenses ($)(a)	Tax Gross-Up Related to Relocation Expenses ($)	Employer Matching Contribution to Savings Plan ($)	Additional Employer Contribution to Savings Plan ($)	Employer Matching Contribution on Excess Deferrals ($)	Employer Contribution to Compensation Deferral Plan ($)(b)	Other $(c)	Total ($)
Craig S. Shular	2008	$36,393	$3,400	$8,180	$2,300	$18,666	$16,397		$85,336
Mark R. Widmar	2008			9,200	2,300	10,110	5,356		26,966
Petrus J. Barnard	2008	11,412	1,410	9,200	2,300	11,700	6,562		42,584
Hermanus L. Pretorius	2008	62,271		9,200	2,300	6,974	2,462		83,207
Gary R. Whitaker	2008			9,200	2,300	2,947	399	$146,038	160,884

(a)	“Relocation Expenses” includes moving, storage, temporary living, temporary ongoing mortgage subsidies, and other relocation expenditures

(b)	The amounts reported in the table include employer contributions made in April 2008 with respect to ICP payments earned for 2007 but do not include employer contributions with respect to ICP payments earned for 2008 but payable in April 2009.

(c)	This amount represents payments made under the June 30, 2008 Termination and Release Agreement with Mr. Whitaker in connection with his departure from GrafTech. Pursuant to the agreement, Mr. Whitaker was entitled to regular payments equivalent to his monthly base salary from July 1, 2008 through December 31, 2008, which totaled $144,923, plus accrued unused vacation of $1,115.

Grants of Plan Based Awards in Fiscal Year Ended December 31, 2008

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2008. The only equity awards granted in 2008 to Named Executive Officers were awards of performance shares.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stocks or Units (#) (2)	Grant Date Fair Value of Stock Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)
Craig S. Shular		246,750	493,500	1,184,400
	12/15/2008				97,000	807,040
Mark R. Widmar		91,575	183,150	439,560
	12/15/2008				25,000	208,000
Petrus J. Barnard		99,825	199,650	479,160
	12/15/2008				30,000	249,600
Hermanus L. Pretorius		63,750	127,500	306,000
	12/15/2008				15,000	124,800
Gary R. Whitaker		83,325	166,650	333,300

(1)	Amounts represent cash incentive bonus opportunities under the ICP for 2008. Target awards are expressed as a specified percentage of the midpoint of an individual’s salary grade as in effect during the measurement year. Awards under the ICP for 2008 are payable in April 2009, and the amounts payable are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The threshold, target and maximum amounts set forth above represent guidelines based on corporate and individual performance measures, or criteria, that the Compensation Committee takes into account in determining the final amount awarded based on performance. The amount of the annual incentive compensation for Named Executive Officers attributable to overall corporate and individual performance measures generally will vary from 50% to 200% of the executive’s targeted bonus opportunity. The estimated future payouts shown in the table above are based on the general bonus opportunities as described in the preceding sentence. The annual cash incentive compensation for each Named Executive Officer is subject to further adjustment, upwards to 240% or downwards to 0% of the Named Executive Officer’s targeted incentive, based on the individual’s performance and other factors that the Compensation Committee deems relevant. Such adjustments, if made, are based on an evaluation of each individual’s contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual’s performance in discharging the responsibilities of his position description. In addition, the Compensation Committee can make discretionary upward or downward adjustments based on developments during the performance year and other factors. Please refer to “Compensation Discussion and Analysis—Short-Term Incentives Through the Incentive Compensation Plan” and “Non-Equity Plans” below for a general description of the criteria applied in determining the amounts payable under the ICP. Due to his departure from GrafTech during 2008, Mr. Whitaker was not eligible to receive a cash incentive bonus under the ICP for 2008.

(2)

Represents target award number of performance shares granted during 2008 pursuant to the 2005 Plan. In December 2008, the Compensation Committee awarded performance shares conditioned to vest on the attainment of free cash flow or other performance targets established by the Compensation Committee or the Board. The target award is subject to upward or downward adjustment as follows. By February 28 of each of 2010, 2011, and 2012, one-third of the target award will be multiplied by a percentage reflecting the degree to which the performance criteria established by the Compensation Committee for such performance year have been achieved. The resulting number of performance shares (“Earned Shares”) will be set aside as unvested Earned Shares for the Participant as of the date of such determination; provided, that the individual is still employed on such date. Subject to applicable terms of the award agreements, the Earned Shares do not vest until February 2012. The applicable performance target for each particular performance year is established in writing by the Compensation Committee not later than 90 days after the commencement of the performance period and attainment of the performance target is subject to certification by the Compensation Committee. If the annual performance target for a particular year is not achieved, then the entire one-third of the December 2008 performance share award applicable to that year will be forfeited. GrafTech’s Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time. On February 18, 2009, the 2009 performance measure was established. If the minimum threshold performance measure is attained in 2009, 50% of the target performance shares applicable to 2009 will become Earned Shares; if the targeted performance measure is attained in 2009, 100% of the target performance shares applicable to 2009 will become Earned Shares; if the maximum performance measure is attained in 2009, 150% of the target performance shares applicable to 2009 will become Earned Shares. For financial accounting purposes, the December 2008 performance share grant will be treated as having been granted as to one-third of the targeted award in each of 2009, 2010, and 2011. No expense was recorded in 2008 with respect to the December 2008 performance share grant.

(3)	The amounts in this column represent the fair value of 2008 equity awards of targeted performance shares approved on December 15, 2008, determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 15 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, and footnote (2) above for an explanation of the assumptions made in the valuation of these awards. Subject to the attainment of performance measures and adjustments made as a result thereof, unvested performance shares which become Earned Shares (as described in footnote (2) of this section above) are scheduled to vest in February 2012. For purposes of determining fair value of these awards under Financial Accounting Standards No. 123R, one-third of the number of shares awarded is considered granted at the time when both the applicable award agreement has been executed and the applicable performance measure has been established. On February 18, 2009, the 2009 performance measure was established. The fair value of these awards was computed based on $8.38 per share, the closing market price of GrafTech’s common stock on that date. The closing price on December 15, 2008 was $6.79 per share.

Non-Equity Plans. Our Incentive Compensation Plan (“ICP”) provides opportunities for participants to receive cash incentive bonuses upon the attainment of annual goals. Eligible employees who have completed a minimum of three months of service during a plan year and who are employed on the payment date are eligible for an award for that plan year. Awards to eligible employees who have completed more than three months but less than 12 months of service through the end of a plan year are subject to proration. Awards for eligible employees of our line of business (“LOB”) are based on performance measures applicable to the relevant LOB or plant within the LOB, as the case may be. However, if, for any plan year, the applicable performance measures have been attained by the relevant LOB or plant but the corporate performance measures have not been attained, no award is payable to LOB employees unless the Compensation Committee determines otherwise, in its sole discretion. Awards for our corporate employees are based on the corporate performance measures.

Target awards for participants are set as a specified percentage of the midpoint of the participant’s salary grade. For each plan year, the Human Resources Department, in consultation with our Chief Executive Officer and Chief Financial Officer, reports to the Compensation Committee its evaluation as to whether and to the extent to which performance measures have been met. The general determination as to whether and the extent to which performance measures have been met is made by the Compensation Committee in consultation with our Chief Executive Officer. The annual incentive payout amounts are subject to further adjustment, and subject to the maximum amount payable under the ICP for the measurement year, upwards or downwards, based on the individual’s performance and other factors deemed relevant. Such adjustments, if made, are based on an evaluation of each individual’s contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual’s performance in discharging the responsibilities of his position description. The payout for the 2008 award was made 50% in cash and 50% in stock for Named Executive Officers. The Compensation Committee, in its sole discretion, may increase or decrease the aggregate amount awarded to any participant for any plan year irrespective of whether the relevant performance measures have been met.

Awards for any plan year are normally authorized during the first quarter of the year immediately following the end of the plan year or as soon thereafter as is practicable under the circumstances. The awards are paid to the qualified participants promptly after authorization in cash; provided, however, that, subject to compliance with applicable requirements of the New York Stock Exchange and securities laws, the Compensation Committee, in its sole discretion, may authorize the payment of any award in common stock of GrafTech or a combination of cash and common stock. The Compensation Committee reserves the right to defer, and to allow participants to defer, payment of some or all awards, in whole or in part, upon terms and conditions as the Compensation Committee may determine.

Equity Plans. We historically adopted several stock incentive plans. The plans permitted options, restricted stock and other awards to be granted to employees and, in the case of two plans, also to non-employee directors.

The 2005 Equity Incentive Plan (“2005 Plan”) was approved by our stockholders in the second quarter of 2005. The 2005 Plan provides that certain of GrafTech’s prior equity plans (collectively, the “Existing Plans”) are frozen and will remain in effect only to the extent of awards outstanding under them on May 25, 2005. The 2005 Plan initially covers 4,800,000 shares. Shares under the Existing Plans are added to and become available for awards under the 2005 Plan to the extent (but only to the extent) that stock options or stock grants outstanding on May 25, 2005 under the Existing Plans expire or are canceled or forfeited before they are exercised. The aggregate number of all shares that have ever been reserved for issuance under all of our equity plans through December 31, 2008 is 19,300,000 shares. See Proposal Two for a proposal which would amend the 2005 Plan to increase the number of shares authorized for awards under the 2005 Plan by 4,000,000 shares.

The number of shares of our common stock remaining available for issuance under plans in which Named Executive Officers and non-employee directors are eligible to participate (before giving effect to the increase which would be effected by Proposal Two, if it is approved by stockholders at the annual meeting) is set forth in the table below under “Equity Compensation Plan Information”. Any shares subject to, and the exercise or measurement prices of, awards are subject to adjustment for stock dividends, stock splits and certain business combinations and other events. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a stockholder of GrafTech, including the right to vote the shares, and, if provided in the applicable award agreement, the right to receive any dividends thereon. Rights to dividends may not be granted on any option or stock appreciation rights. All unvested awards become vested upon the occurrence of a change in control (as defined in “Potential Payment on Termination or Change in Control”).

Employees have been and may be granted vested or unvested awards at the discretion of GrafTech’s Board or the Compensation Committee. Unvested awards granted to management employees have vested or may vest on satisfaction of such employment or performance conditions as may be imposed by the Board or Compensation Committee at the time of grant. The Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time. The exercise price per share of options is determined by GrafTech’s Board or the Compensation Committee at the time of grant and may not be less than the fair market value of a share of our common stock.

The definition of fair market value under the 2005 Plan and the Existing Plans means the closing sale price of a share of our common stock on the date of grant. The exercise price of options may, under certain circumstances, be paid with the proceeds from the sale of shares to be issued upon exercise of such options. A third-party broker assists in the administration of the plans. All options which have been granted, and substantially all options which may be granted, under the plans are nonqualified stock options. Options awarded to employees expire on, among other dates, the date fixed by the Board, or the Compensation Committee at the time the options are granted, but must expire within ten years after the date of grant (except in the case of one plan which provides that options must expire within 12 years of the date of grant). Subject to the limitations with respect to the term and exercise price of the options described above, GrafTech’s Board and the Compensation Committee has the authority to establish the terms and conditions of all awards at the time such awards are granted, including, without limitation, the terms and conditions relating to settlement in cash or shares of our common stock or a combination thereof, performance measures, registration with the SEC, withholding of taxes, transferability, forfeiture and clawback, anti-dilution and other adjustments to reflect dividends and distributions, and exercise.

The plans do not expressly permit the repricing or reloading of options. As such, the Board would seek stockholder approval prior to any decision to reprice or reload options. GrafTech has never repriced stock options. Notwithstanding the terms of the 2005 Plan and the Existing Plans, under the Board and Compensation Committee charters, only the Compensation Committee may grant awards, or take action with respect to the awards granted, to the Chief Executive Officer and the other Named Executive Officers.

GrafTech has the right to cancel substantially all outstanding options in the event of a change in control, in which event we are required to pay optionees an amount equal to the excess of the exercise price of the canceled options over the fair market value of the underlying shares.

Salary and Bonus in Proportion to Total Compensation. For our Named Executive Officers, the estimated ICP targeted bonus opportunity represents 50% to 75% of the midpoint of the applicable base salary grade, and the fair market value on the date of grant of the stock awards represents 50% to 100% (125% for our CEO) of midpoint of the applicable base salary grade, depending on the executive’s level of responsibility.

Agreement. On June 30, 2008, we entered into a Termination and Release Agreement with Mr. Whitaker in connection with his departure from GrafTech. Pursuant to the agreement, Mr. Whitaker was entitled to regular payments equivalent to his monthly base salary from July 1, 2008 through December 31, 2008. In addition, Mr. Whitaker retained his rights with respect to 21,999 previously granted unvested shares of restricted stock. Because GrafTech met the applicable pre-established performance target, 15,333 of such shares vested on February 28, 2009. The remaining 6,666 shares will vest on May 1, 2009. All other unvested shares of restricted stock held by Mr. Whitaker were forfeited in accordance with their terms.

Outstanding Equity Awards At Fiscal Year-End December 31, 2008

The following table shows the number of shares covered by options and unvested restricted stock as of December 31, 2008.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($) (3)
Craig S. Shular	30,000		14.00	2/28/2010
	100,000		8.56	12/15/2010
	87,000		8.85	9/25/2011
	100,000	200,000	9.05	4/2/2017
					86,667	721,067	174,000	1,447,680

Mark R. Widmar					65,000	540,800	46,000	382,720

Petrus J. Barnard	60,000		8.56	12/15/2010
	45,000		8.85	9/25/2011
	100,000		5.46	4/1/2015
					33,333	277,333	54,000	449,280

Hermanus L. Pretorius	10,000		14.00	2/28/2010
	2,500		8.56	12/15/2010
	10,000		8.85	9/25/2011
					13,333	110,933	27,000	224,640

Gary R. Whitaker					16,666	138,661	5,333	44,371

(1)	On April 2, 2007, Mr. Shular was granted an option to purchase 300,000 shares of GrafTech common stock with an exercise price at fair market value as of the date of grant. The option has a 10 year term and becomes exercisable as to one-third of the option on each of the first three anniversaries of the date of grant.

(2)	One-third of the shares of restricted stock granted May 1, 2006 and May 8, 2006 to Messrs. Whitaker and Widmar vested, respectively, each on May 1 and May 8 of 2007 and 2008, respectively. The remaining one-third of Mr. Widmar’s shares vest on May 8, 2009. Pursuant to the terms of the Termination and Release Agreement with Mr. Whitaker, 10,000 of such shares vested on February 28, 2009. Awards granted on October 23, 2006 to the Named Executive Officers generally vest on February 26, 2010; however, because GrafTech met its 2007 and 2008 free cash flow targets for GrafTech as a whole under the ICP, the vesting of one-third of the October 23, 2006 awards accelerated and vested on each of February 29, 2008 and February 27, 2009. The remaining one-third of these awards will vest in February 2010. Further, because GrafTech met its 2008 free cash flow targets for GrafTech as a whole under the ICP, one-third of the October 4, 2007 awards vested as of February 27, 2009.

(3)	The market value of shares or units of stock that have not vested (as shown above) was computed based on $8.32 per share, the closing market price of GrafTech’s stock as of December 31, 2008.

(4)

The shares in this column include shares of restricted stock granted on October 4, 2007. One-third of these shares vest on an annual basis each February beginning February 2009 but only if the applicable annual performance target for the immediately preceding year has been achieved. If the annual performance target for a particular year is not achieved, then the entire one-third of the October 4, 2007 restricted stock grant shall be forfeited. Pursuant to the terms of the Termination and Release Agreement with Mr. Whitaker, because GrafTech met the applicable pre-established performance target, 5,333 of such shares vested on February 28, 2009.

The shares in this column also include the target award number of performance shares granted in December 2008 pursuant to the 2005 Plan. These performance shares vest solely on the attainment of free cash flow or other performance targets established by the Compensation Committee or the Board. The target award is subject to upward or downward adjustment as follows. By February 28 of each of 2010, 2011, and 2012, one-third of the target award will be multiplied by a percentage reflecting the degree to which the performance criteria established by the Compensation Committee for such performance year have been achieved. The resulting number of performance shares (“Earned Shares”) will be set aside as unvested Earned Shares for the Participant as of the date of such determination; provided, that the individual is still employed on such date. Subject to applicable terms of the award agreements, the December 2008 performance shares do not vest until February 2012. If the annual performance target for a particular year is not achieved, then the entire one-third of the December 2008 performance share award applicable to that year will be forfeited.

Option Exercises and Stock Vested At Fiscal Year-End December 31, 2008

The following table shows the number of shares acquired upon exercise of options and shares of restricted stock that vested, in each case, in the fiscal year ending December 31, 2008 and the value of the stock realized on the date of exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Craig S. Shular	750,000	$10,590,848	86,667	$1,519,274
Mark R. Widmar	none	n/a	40,000	796,550
Petrus J. Barnard	105,100	899,643	33,332	584,310
Hermanus L. Pretorius	106,100	1,007,025	13,332	233,710
Gary R. Whitaker	none	n/a	20,000	377,000

(1)	As to all Named Executive Officers, the shares vested and value realized included one-third of the restricted stock awards, granted to them in October 2006, which accelerated to February 2008 based on achievement of performance objectives. As to Messrs. Shular, Barnard, and Pretorius, the shares vested and value realized include one-third of the restricted stock awards granted to them in August 2005, which vested in August 2008. As to Messrs. Widmar and Whitaker, the shares vested and value realized include one-third of the restricted stock awards granted to them in May 2006, which vested in May 2008. The value realized is based on the per share closing price of a share of GrafTech stock on the NYSE as of the applicable date of vesting.

Pension Benefits At Fiscal Year-End December 31, 2008

The following table shows, as of the applicable Benefits Freeze Dates (as defined below), the number of years of service credited to the Named Executive Officers under the UCAR Carbon Retirement Plan, including the number of such years credited for service with Union Carbide and its affiliates, as well as the present value of the executives’ benefits and payments made to the executives in the last fiscal year. The terms of the Retirement Plan are described below the table.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Craig S. Shular	UCAR Carbon Retirement Plan	8	(2)	$119,538	(3)	None
Mark R. Widmar	n/a
Petrus J. Barnard	UCAR Carbon Retirement Plan	31	(2)	$1,053,258	(4)	None
Hermanus L. Pretorius	n/a
Gary R. Whitaker	n/a

(1)	The present values have been computed using an interest rate of 6.25% using a RP2000 table with mortality improvement projected to 2008 as of December 31, 2008, which is the same pension plan measurement dated used for our financial reporting purposes.

(2)	Includes for Mr. Shular 3.5 years of prior service with Union Carbide or its affiliates and 4 years of service with GrafTech through the Second Benefit Freeze Date, as defined below. For purposes of computing the accumulated benefit used to determine the present value above, Mr. Barnard was credited with three additional years of service and age in connection with a voluntary and selective severance program in which Mr. Barnard participated in 2003.

(3)	Mr. Shular’s benefit has been valued assuming retirement at age 62, the earliest time at which Mr. Shular may retire without any benefit reduction due to age.

(4)	For Mr. Barnard, who was not an employee from April 2003 through April 2005, the benefit has been valued based on a suspended retirement benefit payable as an annuity.

Prior to February 25, 1991, substantially all of our domestic employees participated in the Union Carbide Retirement Program (“Prior Retirement Plan”). Effective February 25, 1991, we adopted the UCAR Carbon Retirement Plan (“Retirement Plan”), which was similar to the Prior Retirement Plan at that time and consisted of a qualified defined benefit retirement plan and two (which later became three) nonqualified defined benefit retirement plans. Retirement and death benefits related to employee service through February 25, 1991, are provided by the Prior Retirement Plan. Benefits paid by the Prior Retirement Plan are based on final average pay through February 25, 1991 plus salary increases (not to exceed 6% per year) through January 26, 1995. Subject to certain limitations, all service and earnings recognized under the Prior Retirement Plan prior to February 25, 1991, are also recognized under the Retirement Plan (but benefits under the Retirement Plan are offset by the amount of benefits provided under the Prior Retirement Plan). Accordingly, Messrs. Shular’s and Barnard’s eligible years of service with Union Carbide, GrafTech, and their affiliates, are all counted, in accordance with the terms of the applicable plans, in the years of credited service reported above. The cost of the Retirement Plan is borne entirely by us. The cost of the Prior Retirement Plan is borne entirely by Union Carbide Corporation and its successors.

Under the Retirement Plan, the monthly amount of an employee’s retirement benefit upon retirement at age 65 (which is the normal retirement age under the Retirement Plan) is a specified percentage of the higher of: average monthly compensation received during the 36 month period preceding the applicable Benefit Freeze Date (as defined below), or, if earlier, the participant’s retirement date, or the highest average monthly compensation received during any three calendar years in the ten calendar years preceding the applicable Benefit Freeze Date (or retirement date, if earlier), and this amount is then multiplied by the number of years of credited service as of the applicable Benefit Freeze Date (or retirement date, if earlier), less up to 50.0% of projected primary Social Security benefits and less any public or other GrafTech provided pension (except any military pension or any non-primary benefit under the Social Security Act). An employee who is age 62 or over with ten or more years of service credit, or whose age and service credit add up to at least 85, may retire earlier than age 65 with an unreduced early retirement benefit.

Mr. Barnard is the only Named Executive Officer who is currently eligible for unreduced early retirement benefits under the Retirement Plan. Participants who are not eligible for unreduced retirement benefits, but have attained age 50 and completed at least ten years of service are eligible to retire and receive a reduced early retirement benefit under the Retirement Plan. Mr. Shular is the only Named Executive Officer who is currently eligible for reduced early retirement benefits, which would amount to $903 per month assuming retirement as of January 1, 2009, under the Plan.

Participants who are not eligible for early retirement benefits under the Retirement Plan, but have completed five years of service with GrafTech, are eligible to receive a vested retirement benefit upon the later of termination of employment or age 50. The compensation covered by the Retirement Plan includes salary and certain variable compensation, including group profit sharing in an amount up to 8.0% of base salary through 1999 and 12.0% of base salary after 1999 and until the applicable Benefit Freeze Date. Benefits under the Retirement Plan are paid in monthly payments over the life of a participant or, if the participant is married, payments will generally be made over the joint lives of the participant and his or her spouse. The present value of the accumulated benefit reflects the present value of the total of all monthly payments that would be made beginning at normal retirement age on a life only basis.

Effective as of December 31, 2001, all employees, other than union employees and certain eligible employees who elected to remain in the qualified Retirement Plan (called “Grandfathered Participants”), ceased accruing benefits under the Retirement Plan and had their benefit accruals under the Retirement Plan frozen as of December 31, 2001 (which is referred to as the “First Benefit Freeze Date”). The Grandfathered Participants ceased accruing benefits and had their benefit accruals frozen under the Retirement Plan as of March 31, 2003 (which is referred to as the “Second Benefit Freeze Date”). With respect to the Named Executive Officers, Mr. Shular was eligible to elect, and did elect, to be a Grandfathered Participant, and his years of credited service reflected in the above table are as of the Second Benefit Freeze Date. Mr. Barnard was not a Grandfathered Participant and his years of credited service reflected in the above table are as of the First Benefit Freeze Date.

Under federal income tax laws, the amount of benefits that can be paid from a qualified defined benefit retirement plan is limited. In addition to the Retirement Plan, we sponsor nonqualified defined benefit retirement plans for payment of those benefits that could not be paid from our qualified Retirement Plan. Except with respect to years of service as described below for Mr. Shular, the practical effect of these nonqualified plans, together with our qualified plan, was to calculate retirement benefits for all employees, including those who are officers, on a uniform basis. Effective March 31, 2003, the accrual of additional benefits under our nonqualified defined benefit plans ceased, all benefits under our nonqualified defined benefit retirement plans were frozen, and for all but a few people whose benefits were already in pay status, the lump sum actuarial values of such benefits were transferred to participants’ accounts under our deferred compensation plan. We have agreed that, for the purpose of calculating Mr. Shular’s benefits under the nonqualified defined benefit retirement plan, Mr. Shular was credited with an additional 22.5 years of service, all of which was prior service with Union Carbide or its affiliates. The amount of Mr. Shular’s benefit under the Retirement Plan shall be offset by the amount of certain benefits receivable under the Prior Retirement Plan.

Further information concerning our assumptions and estimates used in projecting pension costs and projected benefit obligations are set forth under Note 13-Retirement Plans and Post-Retirement Benefits contained in our 2008 consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2008, as filed with the SEC.

Nonqualified Deferred Compensation At Fiscal Year-End December 31, 2008

The following table shows the executive contributions, our contributions, earnings, and year-end account balances for the Named Executive Officers in GrafTech’s Compensation Deferral Plan, which is an unfunded, unsecured deferred compensation plan. The terms of the Compensation Deferral Plan are described below the table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Craig S. Shular	81,893	35,063	(1,191,666)	3,737,727
Mark R. Widmar	26,781	15,466	(17,373)	66,529
Petrus J. Barnard	32,811	18,262	(17,410)	104,956
Hermanus L. Pretorius	12,309	9,436	2,582	439,058
Gary R. Whitaker	126,996	3,346	(60,326)	199,734

(1)	The amounts listed in this column include amounts that were also reported as “Salary” in the Summary Compensation Table above. For Mr. Whitaker, $125,000 of the amount listed in this column represents a portion of his 2007 ICP payout which was received in 2008 and was deferred by Mr. Whitaker under our Compensation Deferral Plan.

(2)	The amounts listed in this column were also reported in the “All Other Compensation” column of the Summary Compensation Table above and consist of “Employer Matching Contribution on Excess Deferrals” and “Employer Contribution to Compensation Deferral Plan” reported in the “All Other Compensation” table under those columns. The amounts in this column do not include GrafTech contributions made in 2009 with respect to 2008 salary or ICP amounts paid in 2009. Contributions attributable to 2008 salary that were made in 2009 were: for Mr. Shular, $1,575; for Mr. Widmar, $853; for Mr. Barnard, $1,034; and for Mr. Pretorius, $590.

(3)	The amounts listed in this column were not included in the Summary Compensation Table above because none of the earnings were “above market” or “preferential.” Earnings are based on the performance of investments available under the Compensation Deferral Plan, which are “notional” investments, including any interest and dividends paid on the investments.

(4)	Effective in 2001 and 2003, our three nonqualified defined benefit retirement plans, which were designed to provide benefits that could not be paid under the qualified Retirement Plan because of IRS limits, were frozen. With certain exceptions, amounts equal to the lump sum actuarial values of the benefits accrued by the participants in those nonqualified plans were added to the respective participants’ accounts in our Compensation Deferral Plan (these allocations are referred to as the “Frozen Lump Sums”). As to Mr. Shular, $2,993,141 was previously transferred to his deferred compensation account which represented the lump sum actuarial value of his accrued benefit based on 26 years of service, which included credit for 22.5 years of prior service with Union Carbide, offset by the amount of benefits receivable under the Union Carbide Retirement Program (See “Pension Benefits” above). During a period of time when Mr. Pretorius was working as a foreign employee at one of our international locations, he participated in a non-qualified non-funded foreign retirement program which provided for the equivalent benefits of the pension plan in place in the local jurisdiction of his employment. Subsequent to his relocation to the United States in 2008, an amount equal to the benefit that he had earned, or $331,307, was credited to his account in our deferred compensation plan. This amount is not funded.

(5)	The amounts listed in this column include amounts previously reported in prior years’ summary compensation tables for the following executives: for Mr. Shular, $366,512, for Mr. Widmar, $31,492, for Mr. Barnard, $39,150, for Mr. Pretorius, $31,191, and for Mr. Whitaker, $231,692.

The Named Executive Officers all participate in our non-qualified Compensation Deferral Plan. Under the Compensation Deferral Plan, participants are able to defer up to 85.0% of their ICP compensation, up to 50.0%

of their base salary, and up to 50.0% of their compensation in excess of the amounts that may be recognized under the Savings Plan (in 2008, such amount was $230,000) (i.e., their “Excess Deferrals”). In addition, each calendar quarter, we make a matching contribution equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of participants’ Excess Deferrals. In 2006, the matching allocations were made in cash. Effective January 1, 2007, the matching allocations are made in shares of our common stock. Prior to 2007, participants were also credited with additional GrafTech allocations equal to 5.0% of their compensation in excess of the amount that may be considered under the Savings Plan. Beginning in 2007, these contributions were reduced to 1% of eligible compensation. Participants are immediately vested in the matching allocation, but are not vested in the other GrafTech allocation until they have completed five years of service.

Deferrals and contributions to our Compensation Deferral Plan are credited with a rate of return based on the performance of various funds selected by the participants from indices which are designated by the Plan Administrator. These funds include a fund that tracks the value of our common stock. An employee may prospectively change the funds for crediting rates of return at any time. The account balances of participants are credited with both their deferrals and our additions, as well as the rate of return on the funds selected by the participants for those amounts. Frozen Lump Sums and their earnings are held in notional investment accounts selected by the employee.

Distributions of account balances from the Compensation Deferral Plan are generally made in January following retirement or other termination of employment or, if elected by the participant, upon a future date specified by the participant, except that Frozen Lump Sums and GrafTech allocations may not be distributed prior to age 50. Participants may also elect to have their account balances distributed upon a change in control of GrafTech. For purposes of the Compensation Deferral Plan, a change in control is generally defined in accordance with requirements of the American Jobs Creation Act of 2004 for amounts deferred as noted after December 31, 2004. For amounts accrued and vested as of December 31, 2004, the definition of a change in control is described in the Section “Potential Payments on Termination or Change in Control.” The Compensation Deferral Plan is intended to comply with Section 409A of the Code governing deferred compensation arrangements except that amounts that were contributed to the Compensation Deferral Plan and fully vested by December 31, 2004, including all of the Frozen Lump Sums, are not subject to the restrictions of Section 409A. Amounts under the Compensation Deferral Plan are generally payable in a lump sum payment although participants may elect to have their accounts payable in annual installments instead.

Benefit Security. Retirement and other benefits are paid out of our general assets, except for payments out of the tax-qualified trusts for the UCAR Carbon Retirement Plan and the Savings Plan and except for payments out of grantor trusts or funded by the purchase of annuities.

Potential Payments on Termination or Change in Control

Payments on Termination Regardless of Change in Control-Double Trigger Agreements. Each Named Executive Officer entered into a Severance Compensation Agreement with us that applies only if the executive’s employment is terminated in connection with or following a change in control. Without more, a change in control does not trigger payment of the benefits under the Severance Compensation Agreement.

If a Named Executive Officer’s employment is terminated due to a Termination for Cause (as defined in the Severance Compensation Agreements) or by the Named Executive Officer other than with good reason, he or she will be paid his or her full base salary and accrued vacation pay through the date of termination, plus any benefits or awards which have been earned or become payable but which have not yet been paid and all unvested shares of restricted stock will be forfeited.

If the Named Executive Officer’s employment is terminated due to Retirement or death, the executive’s benefits will be determined in accordance with GrafTech’s retirement and insurance programs then in effect. In addition, unvested shares of restricted stock will be forfeited upon Retirement or death.

Payments on Terminations following a Change in Control. Under each of the agreements, upon termination or while disabled following a change in control (as defined below), the Named Executive Officer is entitled to certain benefits. If the Named Executive Officer’s employment is terminated subsequent to a change in control (a) by GrafTech other than for Retirement, Death, Disability or Termination for Cause (as each term is defined in the Severance Compensation Agreements) or (b) by the executive for Good Reason for Resignation (as each term is defined in the Severance Compensation Agreements), then the executive is entitled to the benefits described below:

•	accrued salary and vacation pay through the date of termination;

•	accrued ICP compensation at target for the prior year if not previously paid plus a prorated portion of the targeted ICP compensation for the year of termination;

•	a severance payment equal to 2.99 multiplied by the sum of the following amounts:

—	the greater of the Named Executive Officer’s annual base salary immediately prior to the Date of Termination or immediately prior to the change in control; plus

—	the greater of the amount of the Named Executive Officer’s target ICP (or comparable compensation payment) for the year in which the Date of Termination occurs or for the year in which the change in control occurs;

•	with respect to Named Executive Officers other than Mr. Pretorius:

—	extended health, life and disability insurance coverage; and

—	reimbursement for certain excise tax liabilities (and income tax liabilities attributable to the excise tax reimbursement) if the total severance exceeds three times the executive’s “base amount” (as determined pursuant to section 280G of the Code) by more than $50,000; and

•	accelerated vesting of unvested options and shares of restricted stock.

During any period prior to the date of termination that the Named Executive Officer is disabled, the executive will continue to receive his or her base salary at the rate in effect at the commencement of the disabled period, together with all other compensation and benefits that are payable or provided under GrafTech’s benefit plans, including its disability plans. After the date of termination for disability, the executive’s benefits shall be determined in accordance with any retirement plan, insurance and other applicable programs of GrafTech. The compensation and benefits, other than salary, payable or provided under the agreement by reason of a disability will be the greater of (x) the amounts computed under any retirement plan, disability benefit plans, insurance and other applicable programs in effect immediately prior to a change in control and (y) the amounts computed under any retirement plan, disability benefit plans, insurance and other applicable programs in effect at the time the compensation and benefits are paid.

Under the terms of applicable agreements, all unvested equity awards will become vested upon the occurrence of a change in control. Further, GrafTech has the right to cancel substantially all outstanding options in the event of a change in control, in which case GrafTech is required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares.

For purposes of the agreements with the Named executive Officers, a change in control generally occurs on:

•

the date on which any person or group becomes the beneficial owner of 15% or more of the then issued and outstanding common stock or voting securities of GrafTech (not including securities held by GrafTech employee benefit plans or related trusts);

•

the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% or more of the then issued and outstanding common stock or voting securities of GrafTech (not including securities held by GrafTech employee benefit plans or related trusts);

•

the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of GrafTech, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of GrafTech’s Board;

•	the date on which stockholders of GrafTech approve a complete liquidation or dissolution of GrafTech; or

•	the date on which GrafTech consummates certain reorganizations, mergers, asset sales or similar transactions.

Amounts deferred under the Compensation Deferral Plan become immediately payable upon a change in control if the participant elected to receive payment of deferred amounts upon a change in control. All other payments under the Compensation Deferral Plan will be distributed in accordance with the elections of the executive, which may include payments of all or some of the deferred amounts upon termination of employment. Change in control for purposes of amounts deferred or vested under the Compensation Deferral Plan after December 31, 2004 must constitute a change in ownership or effective control within the meaning of Section 409A of the Code.

Good Reason for Resignation includes certain changes in the Named Executive Officer’s status or position, reductions in the level of reporting responsibility, diminution of duties or responsibilities, reductions in compensation or benefits, relocation, failure of a successor to assume the severance agreement, and failure to pay certain earned compensation.

Assuming a change in control occurred in 2008 and each of our Named Executive Officers’ employment had either terminated due to the Named Executive Officer’s having Good Reason for Resignation or had been terminated by GrafTech or its successor on December 31, 2008, other than for Retirement, Death, Disability or a Termination for Cause, they would have been entitled to the payments and benefits listed in the table below. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and are rounded to the nearest thousand and may not represent the actual amount an executive would receive if an eligible termination event were to occur. Information regarding Mr. Whitaker is not presented, because he was no longer an executive officer on December 31, 2008.

Name	Severance Payment Based on Salary ($)	Severance Payment Based on Incentive Compensation ($)	Estimated Tax Gross-up ($) (1)	Payment on Stock Option Cancellation ($) (2)	Restricted Stock Vesting ($) (2)	Performance Share Vesting ($) (2)	Value of Health, Life and Disability Insurance Benefits ($) (3)	Payout of Non-qualified Deferred Compensation ($) (4)	Total ($)
Craig S. Shular	1,885,000	1,476,000	1,520,000	0	721,000	1,448,000	57,000	3,213,000	10,320,000
Mark R. Widmar	1,021,000	548,000	0	n/a	541,000	383,000	49,000	17,000	2,559,000
Petrus J. Barnard	1,149,000	597,000	703,000	286,000	277,000	449,000	50,000	105,000	3,616,000
Hermanus L. Pretorius	706,000	381,000	n/a	0	111,000	225,000	n/a	439,000	1,862,000

(1)	Tax gross-up amounts payable upon an actual change in control may differ from the amounts presented in the “Estimated Tax Gross-Up” column. Whether an individual is subject to the excise tax depends on the particular facts and circumstances, including the individual’s compensation history. For example, if there were a termination of his employment following a hypothetical change in control as of December 31, 2008, Mr. Widmar would not be subject to the excise tax since, based on his historical earnings with us, the hypothetical payment would not have resulted in an excise tax; accordingly no gross-up would have been payable. The value of the acceleration of payment of amounts deferred under the Compensation Deferral Plan was not included in the calculation of the estimated tax gross up. Amounts are payable under the Compensation Deferral Plan pursuant to elections made by the executives which may include elections for payments upon a change in control or upon a termination of employment, but, depending upon the facts and circumstances, the amounts payable under the Compensation Deferral Plan may not be subject to tax gross-up when paid.

The estimated tax gross-up amounts were calculated taking the following into account:

•	the sum of base salary and target incentive compensation multiplied by 2.99;

•	the value of the 4 month acceleration of the incentive payment payable for 2008;

•	health and dental insurance assuming family coverage (no reduction to present value);

•	other insurance coverage such as life and disability coverage assuming certain insurance rates described in footnote (3) below (no reduction to present value);

•	the value of the accelerated vesting of the options and the restricted stock (which value may be lower than the actual value of the options and the restricted stock listed in the table);

•	a 41% income tax rate was assumed; and

•	a 5% interest rate for purposes of calculating present value rates for accelerated payments.

(2)	The value in the “Payment on Stock Option Cancellation”, “Restricted Stock Vesting”, and “Performance Share Vesting” columns assumes a fair market value of $8.32 on December 31, 2008.

(3)	The value of the medical benefits was determined applying the maximum monthly premiums we charge former employees for continuation coverage of medical benefits under COBRA (presently $1,112 per month). In calculating disability insurance benefits, the value of the short-term disability benefits (which is a self-insured plan) were assumed to be the same as the premiums for long-term disability (which is provided by a third party insurance provider), increased to reflect administrative costs.

(4)	Amounts in this column include all amounts payable on a termination and/or change in control pursuant to executives’ elections, which are made on an annual basis with respect to the next year’s deferral election.

Payments on Termination Prior to a Change in Control. The Severance Compensation Agreements do not give the Named Executive Officers any specific rights following a termination prior to a change in control (a) by GrafTech other than for Retirement, Death, Disability or Termination for Cause or (b) by the executive for Good Reason or for Resignation (as the terms are defined in the Severance Compensation Agreements). Each Named Executive Officer is, however, entitled to receive his or her accrued base salary and vacation pay through the date of termination, plus any benefits or awards which have been earned or become payable but which have not yet been paid if his or her employment is terminated prior to a change in control. All unvested shares of restricted stock will be forfeited upon a termination of employment by GrafTech or the executive for any reason.

Other Compensation Arrangements

Savings Plan. All of our regular, full-time U.S. employees, including eligible Named Executive Officers, are eligible to participate in our Savings Plan. Assets in the Savings Plan are held in four types of accounts: an after-tax account to which participants may make contributions on an after-tax basis; a before-tax account to which participants may make contributions on a pre-tax basis; a company contribution account to which matching contributions are allocated; and an employer contribution account to which certain additional company contributions are allocated. The maximum employee contribution (pre-tax and after-tax combined) for any year for any participant is 50.0% of such participant’s compensation (subject to statutory limits).

We make a matching contribution to the Savings Plan, in the form of shares of our common stock, for each participant who elects to contribute to the Savings Plan. The matching contribution is 100.0% of the first 3.0% of compensation and 50.0% of the next 2.0% of compensation that a participant contributes. Matching contributions under the Savings Plan are fully vested at all times.

In addition to matching contributions, we make employer contributions to the Savings Plan each year. Prior to January 1, 2007, the amount of employer contributions was 2.5% of the participant’s compensation up to the social security taxable wage base for the year, plus 5.0% of compensation above the social security wage base (not to exceed the amount of compensation set by statutory limits). Effective January 1, 2007, these contributions were reduced to 1% of a participant’s eligible compensation. A participant becomes vested in these employer contributions to the Savings Plan once he or she has completed five years of service (three years for contributions made after 2006).

Contributions to the Savings Plan are invested, as the employee directs, in various funds offered under the Savings Plan from time to time, including a fund that invests entirely in our common stock. Amounts invested under the Savings Plan, including amounts in our common stock fund, may be switched into another investment option at any time subject to applicable insider trading policies. The account balances of participants reflect both their contributions and our contributions as well as the investment performance of the investments in which those amounts are invested. Distributions of account balances from the Savings Plan are generally made upon retirement or other termination of employment, unless deferred by the participant.

Director Compensation for 2008

The following table summarizes the annual cash and equity compensation payable to GrafTech’s directors (other than employee directors) during 2008. Employee directors do not receive compensation for rendering services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Mary B. Cranston	75,000	80,000		155,000
Harold E. Layman	0	129,500		129,500
Ferrell P. McClean	30,000	100,500		130,500
Michael C. Nahl	72,500	80,000		152,500
Frank A. Riddick III	55,500	80,000		135,500

(1)	The aggregate dollar amount recognized for financial statement reporting purposes was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 15 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008, for an explanation of the assumptions made in the valuation of these awards.

The grant date fair value of the stock awards computed in accordance with FAS 123R was: for Ms. Cranston, $15.00 as to 5,334 shares; for Mr. Layman, $15.00 as to 6,834 shares, and $22.44 as to 1,204 shares; for Ms. McClean, $15.00 as to 5,734 shares, and $22.44 as to 580 shares; for Mr. Nahl, $15.00 as to 5,334 shares; and for Mr. Riddick $15.00 as to 5,334 shares.

At December 31, 2008 outstanding stock awards were: Ms. Cranston, 29,686 shares; Mr. Layman, 26,490 shares; Ms. McClean, 29,488 shares; Mr. Nahl, 5,334 shares; and Mr. Riddick 5,334 shares. Holdings at December 31, 2008 do not include stock awards issued in January 2009 in payment, in lieu of cash, for 2008 meeting fees.

(2)	No expense was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, with respect to option awards held by directors. At December 31, 2008, the aggregate amount of outstanding vested option awards was: Ms. Cranston, options to acquire 49,531 shares; Mr. Layman, options to acquire 18,635 shares; Ms. McClean, options to acquire 26,621 shares; Mr. Nahl, options to acquire 47,030 shares; and Mr. Riddick, options to acquire 5,921 shares.

The philosophy of GrafTech’s Board has always been, and continues to be, to compensate non-employee directors in a manner and an amount that enables us to:

•	attract and retain qualified and experienced individuals;

•	motivate them to devote time and effort to GrafTech; and

•	align the interests of the Board members with the interests of stockholders.

GrafTech’s Board seeks to implement this philosophy through a combination of cash payments and stock-based incentives that achieves an appropriate total compensation level. Competition for and retention of qualified and experienced directors is particularly intense in the current corporate governance environment.

Annual Fees. Beginning in 2004, each director who is not an employee of GrafTech is compensated for services as a director by:

•	an annual retainer of $30,000;

•	a meeting fee of $1,500 for each Board meeting attended; and

•	$1,000 for each committee meeting attended, including attendance by telephone.

In addition, the Chairpersons (other than employees of GrafTech) of the Board, the Audit and Finance Committee, the other standing committees, and the Lead or Presiding Director of the Board are compensated for their services by an additional annual retainer of $25,000, $15,000, $5,000, and $20,000 respectively. The annual retainer for the Chairperson of the Audit and Finance Committee was increased, effective January 2008, by $5,000 to $15,000.

Equity Grants. The Compensation Committee has adopted a policy of granting to current non-employee directors, awards with respect to a specified number of shares of our common stock determined annually by the Committee (the “Annual Grant”). For 2005, 2006 and 2007, the Annual Grant consisted of awards of 5,000 restricted shares of our common stock. Beginning in 2008, the Annual Grant will be that number of restricted shares with a market value of $80,000 measured by the price of the last trade at closing of the NYSE as close as practical before the date of such grant. Prior to 2005, stock options were granted to non-employee directors in accordance with then applicable policies. All of the restricted shares and options granted to non-employee directors generally vest one year after the date of grant, so long as the director is then serving as a director. The exercise price per share of any options granted has been the fair market value on the date of grant (as defined under the relevant stock-based incentive plan). Vested options granted to a non-employee director expire upon the earlier of ten years after the date of grant or four years after the date the director ceases to be a director. Other terms relating to these options are the same as those relating to options granted to management employees as described in “Grants of Plan Based Awards—Equity Plans.”

Beginning in 2004, the Compensation Committee authorized offering non-employee directors the opportunity to receive deferred stock units in lieu of some or all of their retainers, accrued meeting fees for services, and annual restricted stock grants. Each deferred stock unit represents a share of our common stock which has been awarded to a recipient for delivery at a later date, and, which, once vested, is not subject to forfeiture. It is intended that the value (based on fair market values described above) and vesting of the deferred stock awarded approximate the amount and timing of retainers and fees that would otherwise be paid. Vesting accelerates upon the occurrence of a change in control (as defined in “Potential Payments on Termination or Change in Control”), upon death or at the election of GrafTech’s Board or the Compensation Committee. Delivery of our common stock represented by the deferred stock units will be made on the earliest of a date specified by the recipient (that is in a year after the year during which the election is made), the date on which a change in control (as defined in the Compensation Deferral Plan) occurs, the recipient’s death, or the fifth anniversary of the date on which the recipient ceases to be a director. At December 31, 2008, the aggregate number of deferred stock units payable to directors was: Ms. Cranston, 14,352 units; Mr. Layman, 6,156 units; Ms. McClean, 9,154 units; Mr. Nahl, 0 units; and Mr. Riddick 0 units. Holdings at December 31, 2008 do not include deferred stock units issued in January 2009 in payment, in lieu of cash, for 2008 meeting fees. The value for 2008 of the deferred stock units granted to directors in 2008 was reported in the “Stock Awards” column of the “Directors Compensation” table above.

Other Compensation. In addition to the amounts described above, all directors are entitled to reimbursement for expenses (including for first class travel) incurred in rendering services as directors. GrafTech’s Board has in the past and the Compensation Committee may in the future award additional cash- or stock-based compensation to one or more directors for special services rendered to GrafTech. No additional compensation was awarded in the year ending December 31, 2008.

Currently, GrafTech’s Board has adopted guidelines for ownership of common stock by its directors. Compliance with the guidelines is voluntary. Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of our common stock with a market value equal to at least two times his or her annual retainer.

Equity Compensation Plan Information

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at December 31, 2008.

Plan Category	A	B	C
	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders (1)	2,296,525	3.19	1,740,541
Equity compensation plans not approved by stockholders (2)	522,800	8.98	0

Total	2,819,325	4.26	1,740,541

(1)	Includes outstanding awards under the Management Stock Incentive Plan (Original Version), the 1995 Equity Incentive Plan, a portion of the reserved shares under the Management Stock Incentive Plan (Senior Version), and all shares reserved for issuance under the 2005 Plan. For a description of the material terms of these plans, see “Equity Plans” above. New awards may only be made under the 2005 Plan; shares under other plans are reserved for the exercise of outstanding options only.

(2)	Includes outstanding awards under prior equity plans. For a description of the material terms of these plans, see “Grants of Plan Based Awards in Fiscal Year Ended December 31, 2008—Equity Plans.”

(3)	The weighted average term to expiration is approximately 1.15 years.

Compensation Committee Interlocks and Insider Participation

None of Mary B. Cranston, Harold E. Layman, Michael C. Nahl or Frank A. Riddick III, the members of the Organization, Compensation and Pension Committee during 2008, served as an officer or employee of GrafTech or any of its subsidiaries at any time during or prior to 2008. During 2008, no executive officer of GrafTech served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Compensation Committee.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, at March 25, 2009, the number and percentage of issued and outstanding shares of our common stock owned, both actually and beneficially as determined pursuant to the rules promulgated by the SEC, by:

•	each stockholder known by us to own more than 5% of the issued and outstanding shares of our common stock;

•	each director;

•	each of the Named Executive Officers; and

•	all of the directors and executive officers as a group.

The number of shares of our common stock issued and outstanding as of March 25, 2009 was 119,575,784 shares.

Beneficial Owner	Total Number of Shares Beneficially Owned, Including Shares Actually Owned (a)(b)	Percentage of Outstanding Shares (Beneficial Ownership, Including Shares Actually Owned) (c)
GAMCO Investors, Inc. and certain related persons (d)	7,767,127	6.52%
Craig S. Shular	869,303	[	*]
Mark R. Widmar	214,828	[	*]
Petrus J. Barnard	344,519	[	*]
Hermanus L. Pretorius	82,227	[	*]
Gary R. Whitaker	83,201	[	*]
Mary B. Cranston (e)	104,184	[	*]
Harold E. Layman	63,588	[	*]
Ferrell P. McClean (f)	86,113	[	*]
Michael C. Nahl	88,821	[	*]
Frank A. Riddick, III	36,512	[	*]
Directors and executive officers as a group (10 persons)	1,973,296	1.65%

*	Represents holdings of less than 1%.

(a)	Under the Savings Plan and our compensation deferral plan, contributions and allocations to employee accounts are invested in various funds, in the discretion of the employees, including for each plan a fund that invests entirely in our common stock. Each unit in our common stock fund approximates one share of our common stock. The preceding table includes, for each executive officer, the following number of units held in all such funds as follows: Mr. Shular, 69,206 units; for Mr. Widmar, 4,835 units; for Mr. Barnard, 6,684 units; for Mr. Pretorius 4,153 units; and for Mr. Whitaker, 27,815 units.

(b)	Includes shares issuable upon exercise of options that are exercisable as of March 25, 2009 or become exercisable within 60 days thereafter, and based on the March 25, 2009 closing price of GrafTech stock of $6.54 per share on the NYSE as follows: for Mr. Shular, 417,000 options, all of which are out-of-the-money; for Mr. Barnard, 205,000 options, 105,000 of which are out-of-the-money; for Mr. Pretorius, 22,500 options, all of which are out-of-the-money; for Ms. Cranston, 49,531 options, 36,731 of which are out-of-the-money; for Mr. Layman, 18,635 options, 3,500 of which are out-of-the-money; for Ms. McClean, 26,621 options, 13,821 of which are out-of-the-money; for Mr. Nahl, 47,030 options, 34,230 of which are out-of-the-money; for Mr. Riddick, 5,921 options, all of which are out-of-the-money; and for directors and Named Executive Officers as a group, 792,238 options, 638,703 of which are out-of-the-money.

(c)	Percentage assumes conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of outstanding shares, but does not assume exercise or conversion of securities held by third parties.

(d)	The information set forth is based solely on a joint filing on Schedule 13D/A made on March 12, 2009 by Mario J. Gabelli (“MJG”), Gabelli Funds, LLC (“Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton”), Gabelli Securities, Inc. (“Securities”), MJG Associates, Inc. (“Associates”), GGCP, Inc. (“GGCP”) and GAMCO Investors, Inc. (“Investors”). According to the filing, (i) Funds beneficially owns 1,480,000 of the subject shares (or 1.24% of the class), (ii) GAMCO beneficially owns 6,229,127 of the subject shares (or 5.23% of the class), (iii) Teton beneficially owns 5,000 of the subject shares (or 0.00% of the class), (iv) Securities beneficially owns 15,000 of the subject shares (or 0.01% of the class), (v) Associates owns 25,000 of the subject shares (or 0.03% of the class) and MJG beneficially owns 13,000 of the subject shares (or 0.01% of the class). The filing indicates that the entities listed are directly or indirectly controlled by MJG or are entities for which he acts as chief investment officer. The entities are described as engaged in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner of various private investment partnerships. According to the filing, certain of the entities may also make investments for their own accounts. According to the Schedule 13D/A (i) the address of each of Funds, GAMCO, Teton, Securities and Investors is One Corporate Center, Rye, NY 10580 and (ii) the address of each of GGCP and Associates is 140 Greenwich Avenue, Greenwich, CT 06830. We have not made any independent determination as to beneficial ownership of any such stockholders and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(e)	Includes 1,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee.

(f)	Includes 12,000 shares owned by Ms. McClean’s spouse and 3,400 shares held by Ms. McClean’s individual retirement account, as to all of which Ms. McClean disclaims beneficial ownership.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR AWARDS BY 4,000,000 SHARES

General

The Board has adopted, subject to approval by stockholders, and is proposing for such approval, an amendment (the “2005 Plan Amendment”) to the GrafTech International Ltd. 2005 Equity Incentive Plan (“2005 Plan”) to increase by 4,000,000 the number of shares available for award under the 2005 Plan to non-employee directors, officers and other management employees.

If approved by stockholders, the amendment would become effective immediately. If the proposed amendment to the 2005 Plan is not approved, the 2005 Plan will continue as currently in effect until amended in accordance with its terms. To become effective, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock.

The Board recommends that stockholders vote FOR the proposal to approve the 2005 Plan Amendment.

1. Q:	WHY SHOULD THE NUMBER OF SHARES AS TO WHICH AWARDS MAY BE MADE UNDER THE 2005 PLAN BE INCREASED?

A:	The purpose of the 2005 Plan is to promote the interests of GrafTech and its stockholders by strengthening GrafTech’s ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of GrafTech largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in GrafTech through stock ownership and other rights. The 2005 Plan is an important component of the total compensation package offered to employees and directors, reflecting the importance that GrafTech places on motivating and rewarding superior results with long-term, performance-based incentives and allowing them to share in the wealth they create for our investors.

Currently, the shares remaining available for future awards under the 2005 Plan are insufficient to meet our long-term incentive needs. Based on our current stock price and our current programs, we estimate that the additional 4,000,000 shares which represents approximately 3.3% of our total shares currently outstanding, when combined with the shares remaining available under the 2005 Plan at April 3, 2009, will only be sufficient to make awards under the 2005 Plan for approximately the next two to three years.

Equity awards granted pursuant to the 2005 Plan comprise a significant component of annual total compensation that is paid in lieu of cash. If this amendment is not approved, we may not have sufficient shares in the 2005 Plan to cover future employee equity awards, with the result that we may need to substitute cash for equity compensation and, therefore, lose the important benefits of aligning the long-term interest of employees with those of stockholders, as well as reduce our liquid assets at a time when we are focused on preserving cash. As of April 3, 2009, there were only 1,113,425 shares available for future equity awards under the 2005 Plan.

2. Q:	WHAT TYPES OF STOCK-BASED COMPENSATION HAS GRAFTECH AWARDED IN THE PAST?

A:	The only awards made under our stock-based compensation plans (including the 2005 Plan) consist of awards of restricted stock, performance shares, and options. Some of these awards have become fully vested, non-forfeitable and freely transferable and some of them have been cancelled, forfeited or exercised. The balance of these awards remains outstanding. Consistent with our pay for performance policies, since the 2005 Plan was approved by stockholders, awards have consisted only of:

•	Restricted stock awards, the substantial majority of which contained performance measures permitting acceleration of vesting upon attainment of the applicable measures;

•	Non-qualified stock options having an exercise price equal to the then current fair market value of our common stock at the time of grant; and

•	Performance shares, which are earned and vest only if performance measures are attained.

3.	Q. WHAT BENEFITS OR AMOUNTS WILL BE AWARDED UNDER THE 2005 PLAN IF THE AMENDMENT IS APPROVED?

A:	Future awards under the 2005 Plan are subject to the discretion of our Compensation Committee. As a result, it is not possible to determine awards that will be received by executive officers, directors and employees under the 2005 Plan in the future. However, for information with respect to (i) awards made to our executive officers under the 2005 Plan in 2008, see the “All Other Stock Awards: Number of Shares of Stocks or Units” and “Grant Date Fair Value of Stock Option Awards” columns of the Grants of Plan Based Awards in Fiscal Year Ended December 31, 2008 table at page 32 and (ii) awards made to our non-employee directors under the 2005 Plan in 2008, see the “Stock Awards” column of the Director Compensation for 2008 table at page 45.

Target awards to all employees, including all current officers who are not executive officers, under the 2005 Plan during 2008 covered 398,000 performance shares with a fair value of approximately $2.7 million based on a December 15, 2008 closing price of $6.79 per share.

Consistent with our pay-for performance philosophy, vesting of these performance shares is conditioned on the attainment of free cash flow or other performance targets. The target award is subject to upward or downward adjustment based on the degree to which the established performance criteria are achieved. Subject to applicable terms of the award agreements, the December 2008 performance shares do not vest until February 2012. Further, the awards also have a service vesting component, as the awards are forfeited if the individual’s employment terminates before vesting occurs.

For purposes of calculating shares reserved, overhang, and burn rate (discussed below), with respect to the awards made in 2008 we assumed that the maximum number of shares that would be issued was 150% of the target awards.

4.	Q: WHAT IS GRAFTECH’S OVERHANG?

A:	Overhang refers to the voting power dilution attributable to shares issued under stock-based plans. For purposes of our analysis, we calculate overhang (after giving effect to the 2005 Plan Amendment) as the ratio of the sum of (1) the number of shares underlying all outstanding grants and awards plus (2) the total number of shares available for future awards under the 2005 Plan and the Existing Plans, divided by (3) that sum plus the number of outstanding shares of common stock. Our overhang at April 3, 2009 (as if the 2005 Plan Amendment were then in effect) was approximately 6.2%.

5.	Q: WHAT IS GRAFTECH’S BURN RATE?

A:	Burn rate (also called run rate) measures a company’s pattern of granting equity awards as a percentage of total shares outstanding. It takes into consideration the type of equity award, such as stock options or restricted stock, and the volatility of the company’s stock price.

RiskMetrics Group (“RMG”), which provides proxy advisory services to institutions and others, analyzes historic burn rates. Historic burn rates that exceed the average burn rate of the applicable peer industry by more than one standard deviation can result in an unfavorable vote recommendation from RMG. We believe that our average annual burn rate between 2005 and 2007 did not exceed those parameters and that the average burn rate plus one standard deviation used by RMG for our industry is 3.52%.

Based on varying relevant assumptions, we estimate that the average of our annual burn rates for the three years in the period 2006 through 2008 ranged from a low of 0.6% to a high of 2.5% dependant upon the set of assumptions employed.

6.	Q: WHAT OPTIONS HAVE BEEN REPRICED BY GRAFTECH?

A:	We have never repriced options. The 2005 Plan does not expressly permit the repricing or reloading of options. As such, the Board would seek stockholder approval prior to any decision to reprice or reload options.

7.	Q: HOW MANY SHARES ARE CURRENTLY AUTHORIZED AND AVAILABLE FOR AWARDS?

A:	At April 3, 2009, there remained 3,595,780 shares reserved under the 2005 Plan and Existing Plans and, of these shares, 2,482,355 shares were subject to outstanding options, restricted stock grants, and performance share grants, and 1,113,425 available for future awards.

8. Q:	WHAT ARE THE STOCK-BASED COMPENSATION PLANS IN WHICH NON-EMPLOYEE DIRECTORS, OFFICERS AND OTHER MANAGEMENT EMPLOYEES ARE ELIGIBLE TO PARTICIPATE?

A:	The 2005 Plan is the only stock-based compensation plan in which non-employee directors, officers and other managers have been eligible to participate since 2005.

9.	Q: WHO IS ELIGIBLE TO PARTICIPATE IN THE 2005 Plan?

A:	Under the 2005 Plan, awards can be made to any employee of GrafTech or a subsidiary of GrafTech and, in the case of awards other than Incentive Stock Option Awards, any independent contractor, consultant or advisor providing services to GrafTech or any of its subsidiaries who is specifically identified by our Compensation Committee, and any non-employee director of GrafTech or a subsidiary of GrafTech. As of December 31, 2008, we had 2,511 employees, including four executive officers. We also had five non-employee directors. While all of our employees, non-employee directors, independent contractors, advisors and consultants are eligible to participate in the 2005 Plan, it is expected that most awards under the 2005 Plan would continue to be made to our technical and professional personnel, managers, senior officers, and directors.

Summary Description of the 2005 Equity Incentive Plan as Proposed to be Amended

The following is a summary of the principal features of the 2005 Plan as it is proposed to be amended and its operation and is qualified by reference to the full text of the 2005 Plan, including the amendment hereby proposed, attached as Appendix A hereto. A copy of the 2005 Plan is available to any stockholder upon request

Administration. The 2005 Plan is administered by the Organization, Compensation & Pension Committee (“Committee”) as the administrator of the 2005 Plan. The Committee is composed of at least two directors who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986 (“Code”) and/or as “non-employee directors” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Subject to the terms of the 2005 Plan, the Committee has the power to select the executive officers (including “covered employees” as defined in Code Section 162(m)) who are eligible to receive awards under the 2005 Plan, the type and amount of incentive awards to be awarded, and the terms and conditions of such awards and to otherwise approve the total amount of awards that may be granted to different levels of employees in GrafTech. The Committee may delegate its authority under the 2005 Plan described in the preceding sentence to officers or other employees of GrafTech, but may not take any action in contravention of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the performance-based compensation exception under Code Section 162(m), or the Sarbanes-Oxley Act of 2002. The Committee also has the authority to interpret the 2005 Plan and establish, amend or waive rules necessary or appropriate for the administration of the 2005 Plan.

Eligibility. Any employee of GrafTech or a subsidiary of GrafTech and, in the case of awards other than Incentive Stock Option Awards, any independent contractor, consultant or advisor providing services to GrafTech or any of its subsidiaries who is specifically identified by the Committee, and any non-employee director of GrafTech or a subsidiary of GrafTech is eligible to receive awards under the 2005 Plan. While all of our employees, non-employee directors, independent contractors, advisors and consultants would be eligible to participate in the 2005 Plan, it is expected that most awards under the 2005 Plan would be made to our senior officers, managers, and technical and professional personnel.

Shares Subject to the 2005 Plan. The maximum number of shares of GrafTech’s common stock, par value $0.01 per share, that may be granted as awards under the 2005 Plan, after giving effect to the amendment, is 8,800,000 shares of common stock, plus any shares of common stock that are represented by awards currently outstanding under the Existing Plans that are subsequently forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such awards would have been available for future awards under the Existing Plans. Any shares subject to an award under the 2005 Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such award are not issued may be used again for awards under the 2005 Plan. The maximum number of shares deliverable pursuant to awards granted under the 2005 Plan is subject to adjustment by the Committee in the event of certain dilutive changes in the number of outstanding shares.

Amendment of the 2005 Plan. The Board of Directors has the power and authority to terminate or amend the 2005 Plan at any time; provided, however, that, to the extent that the Board of Directors determines that the listing requirements of any national securities exchange or quotation system on which GrafTech’s common stock is then listed or quoted, or the Code or regulations promulgated thereunder, require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the 2005 Plan shall not be amended without approval of GrafTech’s stockholders. No amendment to the 2005 Plan may adversely affect any rights of a holder of an outstanding award under the 2005 Plan without such holder’s consent.

The following limitations apply to any awards made under the 2005 Plan:

Transferability. Rights under any award granted under the 2005 Plan may be transferred only as may be approved by the Committee. However, nonqualified stock options will in all events be nontransferable otherwise than by will or the laws of descent and distribution.

Change in Control. Existing award agreements generally provide, and we expect future awards to provide, that in the event of a “Change in Control”, all outstanding awards will become 100% vested, free of all restrictions, immediately and fully exercisable, and deemed earned in full and payable as of the day immediately preceding the Change in Control.

Award Agreements and Term. All awards under the 2005 Plan will be authorized by the Committee and evidenced by an award agreement setting forth the terms and conditions of such award. An award agreement may, but need not be, executed or acknowledged by GrafTech or the recipient of the award. No new awards may be granted under the 2005 Plan after May 25, 2015.

Stock Options. A grant of a stock option entitles a participant to purchase from GrafTech a specified number of shares of GrafTech’s common stock at a specified price per share. In the discretion of the Committee, stock options may be granted as nonqualified stock options or incentive stock options, but incentive stock options may only be granted to employees of GrafTech or a subsidiary. No stock options may be exercisable for more than ten years from the date of grant.

The Committee may fix any price as the purchase price per share of GrafTech’s common stock which may be purchased under a stock option. However, the purchase price per share of common stock which may be purchased under a stock option must be at least equal to the fair market value of GrafTech’s common stock on the date of grant. The exercise price for shares of common stock acquired on exercise of a stock option must be paid in cash or, if approved by the Committee, by (i) delivery of shares of GrafTech’s common stock that have been held by the optionee for at least six months with a fair market value equal to the exercise price of the stock option, (ii) the withholding of shares that would otherwise be issuable upon exercise, (iii) participation in a broker-assisted “cashless exercise” arrangement, or (iv) payment of any other form of consideration acceptable to the Committee.

Stock Appreciation Rights (SARs). The grant of an SAR provides the holder with the right to receive a payment in shares of GrafTech’s common stock equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over a SAR price specified in the applicable award agreement. The SAR price specified in an award agreement must be equal to or greater than the fair market value of GrafTech’s common stock on the date of the grant of the SAR. No SAR may be exercisable for more than ten years from the date of grant.

Restricted Stock. A grant of restricted stock is an award of shares of GrafTech’s common stock subject to restrictions or limitations set forth in the 2005 Plan and in the related award agreement. The award agreement for restricted stock will specify the time or times within which such award may be subject to forfeiture and any performance goals or employment goals that must be met in order to remove any restrictions on such award. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a shareholder of GrafTech, including the right to vote the shares, and, if provided in the applicable award agreement, the right to receive any dividends thereon.

Performance Shares. A Performance-Based Award representing the unfunded and unsecured right to receive shares of GrafTech’s common stock contingent upon the achievement of one or more performance measures, subject to restrictions or limitations set forth in the 2005 Plan and in the related award agreement. The award of Performance Shares will be based on the achievement, over a specified period, of Performance Measures as prescribed by the Compensation Committee, in its sole discretion. Performance Share Awards may be paid in shares, cash or a combination thereof as prescribed by the Compensation Committee, in its sole discretion.

Other Awards. The Committee may grant to any participant other forms of awards payable in shares of GrafTech’s common stock or cash including Phantom Stock Awards and Deferred Stock Awards. The terms and conditions of such other form of award shall be specified by the applicable award agreement. Such other awards may be granted for no cash consideration, other than services already rendered, or for such other consideration as may be specified by the award agreement.

Performance-Based Awards. Awards may be granted under the 2005 Plan that are subject to the attainment of pre-established performance goals over a specified performance period. Performance-based awards may be payable in stock or cash. The award agreement for a performance-based award will specify the performance period, the performance goals to be achieved during the performance period, and the maximum or minimum settlement values. Performance goals set by the Committee may relate to earnings per share, total stockholder return, return on stockholders’ equity, cash flows, cumulative return on net assets and other objective performance criteria set forth in the 2005 Plan that the Committee believes to be relevant to GrafTech’s business.

Termination of Employment, Death, Disability and Retirement. The Committee shall specify in each award agreement the terms and conditions for becoming vested in, and exercising (where applicable), awards upon the termination of a participant’s employment, death, disability and retirement.

Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences associated with the grant of awards under the 2005 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2005 Plan.

Nonqualified Stock Options. A participant receiving a nonqualified stock option will not recognize income and GrafTech will not be allowed a deduction at the time the option is granted. When a participant exercises a nonqualified stock option, the participant will have ordinary income equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option price. GrafTech will be entitled to a deduction for federal income tax purposes in an equal amount. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.

Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to meet the requirements of Code Section 422 to qualify as “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and GrafTech will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by GrafTech or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to GrafTech) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be taxable as long-term capital gain, and GrafTech will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and GrafTech or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as nonqualified options.

Payment Using Shares. If a participant pays the exercise price of a nonqualified or incentive stock option with previously-owned shares of GrafTech’s common stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a nonqualified stock option is being exercised. The participant does not recognize income and GrafTech receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Restricted Stock. While a Restricted Stock Award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will not recognize compensation income and GrafTech will not be allowed a deduction. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by GrafTech. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and GrafTech’s deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by GrafTech will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Stock Appreciation Rights and Phantom Stock Awards. A participant granted SARs, phantom stock awards or performance awards under the 2005 Plan generally will not recognize income and GrafTech will not be allowed a deduction at the time such award is granted. When a participant receives payment upon the exercise of a SAR or upon becoming vested in a Phantom Stock Award, the amount paid to the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by GrafTech.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Code Section 162(m) denies a deduction to a publicly held corporation for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a nonqualified stock option or stock appreciation right, or the disqualifying disposition of stock purchased pursuant to an incentive stock option). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. We believe that the nonqualified stock options, stock appreciation rights, and other performance-based awards granted under the 2005 Plan should qualify and, if approved by the stockholders, the awards granted using shares covered by the 2005 Plan Amendment should qualify for the performance-based compensation exception to Section 162(m).

Requirements Regarding “Deferred Compensation.” Certain of the benefits that may be granted under the 2005 Plan may, depending on the terms of the award, constitute “deferred compensation” within the meaning of Code Section 409A, a provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.

ERISA. GrafTech believes that the 2005 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Code Section 401(a).

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY 75,000,000 SHARES

GrafTech’s Board of Directors has adopted, subject to approval by the stockholders, and is proposing for such approval, the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

“The Amended and Restated Certificate of Incorporation of the Corporation shall be amended by deleting in its entirety the first paragraph of Article SIXTH and substituting in lieu thereof the following:

“The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is two hundred thirty-five million (235,000,000), of which two hundred and twenty-five million (225,000,000) shall be common stock, par value $.01 per share (the “Common Stock”), and ten million (10,000,000) shall be preferred stock, par value $.01 per share (the “Preferred Stock”).”

To become effective, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock. As a result, abstentions, broker non-votes or the failure to submit a proxy or vote in person at the Meeting will have the same effect as a vote against the proposal.

GrafTech’s Board of Directors recommends that stockholders vote FOR the amendment.

1. Q:	HOW WOULD THE AMENDMENT AFFECT THE AUTHORIZED SHARES OF CAPITAL STOCK OF GRAFTECH?

A:	The amendment would increase the number of authorized shares of GrafTech’s common stock from 150,000,000 shares to 225,000,000 shares. The amendment would not affect the number of authorized shares of preferred stock.

2. Q:	HOW MANY SHARES OF COMMON STOCK ARE CURRENTLY AVAILABLE FOR FUTURE ISSUANCE?

A:	As of April 3, 2009, after taking into consideration shares reserved for stock-based benefit plans (including shares described in Proposal Two and shares reserved under our Savings Plan), we had approximately 24.9 million shares of common stock available for future issuance.

3.	Q: WHO HAS THE AUTHORITY TO ISSUE COMMON STOCK?

A:	GrafTech’s Board of Directors has the authority to issue common stock (including the shares subject to this Proposal Three), without the approval of stockholders unless such approval is required by the rules of the NYSE.

4. Q:	WHY SHOULD THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BE INCREASED?

A:	At April 3, 2009 and after taking into account shares reserved or expected to be used as described in the Answer to Question 2 above, we had approximately 24.9 million shares of common stock available for general corporate purposes, including acquisitions, public or private offerings for cash or in exchange for debt, and compensation of directors, officers, employees and others. Use of shares for such purposes is subject to applicable laws, including the rules of the NYSE and the SEC.

GrafTech’s Board of Directors regularly evaluates our needs and opportunities to use shares of common stock to:

•	raise additional equity capital for funding emerging business and/or deleveraging;

•	acquire companies, products, technologies, or businesses in exchange, in whole or in part, for common stock; or

•

satisfy or fund obligations, retire debt, issue stock dividends or declare stock splits, or as substitutes for cash payments (including those with respect to compensation of directors, officers and employees).

In June 2008, we issued 13,559,629 shares of our common stock in connection with the redemption and conversion of the outstanding $225 million principal amount of our 1 5/8% Convertible Senior Debentures due 2024. The benefit of this transaction was that it permitted us to retire substantial indebtedness without using cash and reduced the amount of cash interest we are required to pay in the future so that we would have cash available for other purposes, such as growing our primary business. If this Proposal Three is approved, it would make available additional shares of Common Stock to use for these types of transactions.

We do not have any present intention or plan to issue shares of common stock for any purpose, except for the issuance of shares of common stock upon the exercise of outstanding stock options, matching contributions to our 401(k) retirement Savings Plan, and future issuances under our 2005 Equity Incentive Plan to the extent deemed appropriate by the Compensation Committee of our Board of Directors.

While it has not made any decisions and we have no offers, commitments or understandings with respect to our needs and opportunities, our Board of Directors believes any opportunities of the types described above that may become available are likely to become available under circumstances that would require prompt action and significant flexibility on our part. Approval of the amendment would permit such actions to be taken without the delays and expense associated with obtaining shareholder approval at that time. Any of these actions could be taken without further shareholder approval, except to the extent required by applicable state law or stock exchange listing requirements for the particular transaction.

Accordingly, GrafTech’s Board of Directors believes that it would be in the best interests of the Corporation and its stockholders to increase the number of authorized shares of common stock to provide GrafTech’s Board of Directors with authorized shares sufficient to enable it to promptly act upon any such opportunity.

5. Q:	WOULD THE AMENDMENT CHANGE ANY RIGHTS ASSOCIATED WITH THE CAPITAL STOCK?

A:	The amendment would not change any of the rights, restrictions, terms or provisions relating to the common stock or the preferred stock.

6. Q:	ARE STOCKHOLDERS ENTITLED TO DISSENTERS’ RIGHTS OF APPRAISAL WITH RESPECT TO THE AMENDMENT?

A:	Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the amendment. GrafTech will not independently provide stockholders with any such right.

7. Q:	ARE STOCKHOLDERS ENTITLED TO PREEMPTIVE RIGHTS WITH RESPECT TO THE ISSUANCE OF COMMON STOCK?

A:	Holders of common stock do not have preemptive rights with respect to the issuance of common stock.

8.	Q: HOW WOULD THE FUTURE ISSUANCE OF COMMON STOCK AFFECT STOCKHOLDERS?

A:	Any future issuance of common stock, other than on a pro-rata basis, would dilute the percentage ownership and voting interest of then current stockholders.

9.	Q: IS THERE A POTENTIAL ANTI-TAKEOVER EFFECT WITH RESPECT TO THE AMENDMENT?

A:	The increased number of unissued and authorized shares of common stock could, under certain circumstances, have an anti-takeover effect by, for example, permitting issuances that would dilute the percentage ownership and voting interest of a person seeking to effect a change in the composition of GrafTech’s Board of Directors, contemplating a tender or exchange offer or contemplating the combination of GrafTech with another company.

The amendment is not being proposed in response to any effort of which management is aware to accumulate common stock or obtain control of GrafTech and is not part of a plan by management to recommend to GrafTech’s Board of Directors and stockholders a series of amendments to the Amended and Restated Certificate of Incorporation. Other than the amendment, GrafTech’s Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of GrafTech.

10. Q:	WHAT WOULD THE PROCEDURE BE FOR INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK?

A:	If the stockholders approve the amendment, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend the Amended and Restated Certificate of Incorporation. The amendment would become effective on the date of the filing of the Certificate of Amendment.

PROPOSAL FOUR: APPROVAL OF THE ADOPTION OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

General

In February 2009, the Board of Directors unanimously approved the GrafTech International Ltd. Executive Incentive Compensation Plan (the “Executive Plan”) and directed that the Executive Plan be submitted to stockholders at the annual meeting. Stockholder approval of the Executive Plan will allow bonuses paid under it to be considered “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (“Code”) and therefore fully deductible by GrafTech for federal income tax purposes.

Stockholder approval of the Executive Plan is necessary for GrafTech to meet the requirements for tax deductibility under Section 162(m) of the Code for incentive compensation in the form of an annual bonus to key executives responsible for the success of GrafTech. The Executive Plan is designed so that all compensation payable thereunder will be fully deductible including as to individual performance measures, payout above target based on measurable, quantifiable criteria, and not based on discretion. Standards of performance must be established for each measure—for target, threshold and maximum payout values. The Executive Plan is effective, if the stockholders approve it, as of January 1, 2009.

The Executive Plan is substantially similar to the existing short-term Incentive Compensation Plan in its administration and operation. Eligible Employees will not participate in both plans.

The Board of Directors recommends that the stockholders vote FOR approval of the GrafTech International Ltd. Executive Incentive Compensation Plan.

Description of the Executive Plan

The following is a brief summary of the material features of the Executive Plan. The full text of the plan document is attached as Appendix B.

Purpose. The stated purpose of the Executive Plan is to attract, retain, and motivate highly qualified executives and to provide financial incentives to those executives to promote GrafTech’s success. It is intended that compensation under the Executive Plan will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Eligibility. Participation in the Executive Plan will be limited to Eligible Employees. Eligible Employees are executive officers or Covered Employees of GrafTech International Ltd. or a subsidiary who are selected at the discretion of the Compensation Committee. Covered Employee has the meaning given to such term in Section 162(m)(3) of the Code; provided, however, for purposes of the Executive Plan, an employee will be considered a Covered Employee only if his or her applicable remuneration for the relevant year is expected to exceed $1,000,000.

Plan Administration. The Executive Plan will be administered by the Compensation Committee, which has full and sole power and discretionary authority to make all determinations under the plan, select participants and determine the extent and terms of their participation in the plan, construe and interpret the plan, establish and amend regulations to further the purposes of the plan, and take any other action necessary, appropriate or expedient to administer and implement the plan.

Performance Measures. Under the Executive Plan, participants will be eligible to receive awards based upon the attainment and certification of certain Performance Measures established by the Compensation Committee over the applicable performance period. The Performance Measures that may be selected by the

Compensation Committee include one or more of the following financial criteria: (i) earnings or earnings per share; (ii) stockholder return; (iii) return on capital, investment, or stockholders’ equity; (iv) cash flow or throughput; (v) EBIT or EBITDA; (vi) return on assets employed; (vii) gross margin; (viii) operating profit; (ix) working capital; (x) market share; (xi) net worth; (xii) inventory turnover; (xiii) completion of significant projects or implementation of significant new processes; and, (xiv) achievement of strategic milestones.

The Performance Measures may be measured on an absolute, adjusted, or relative basis (including comparisons of results for the performance period either to results for a prior performance period or to GrafTech’s business plan or forecast for the performance period). The Compensation Committee determines the length of each performance period, which in no event shall be less than three months or greater than three years.

Performance Thresholds. Within 90 days after the beginning of a performance period that is a full year (or, if the performance period is shorter than one full year, before 25 percent of the performance period has elapsed), the Compensation Committee shall establish (i) Performance Measures in writing for each participant for such performance period, (ii) Performance Thresholds with respect to each Performance Measure representing a minimum level of achievement that the participant must attain in order to receive an award, (iii) either a percentage of base pay or a fixed monetary amount (i.e., a “maximum amount”) payable as an award if the participant achieves 100 percent of his or her Performance Measures, and (iv) a mathematical formula or matrix that weighs each Performance Measure and indicates the amount of the participant’s award if his or her level of achievement of such Performance Measures exceeds or falls short of the Performance Threshold determined pursuant to clause (ii) above, if applicable. Performance Measures, including Performance Thresholds and maximum amounts, established by the Compensation Committee for any performance period may differ among participants.

Determination of Awards. For each performance period, the Compensation Committee shall determine and certify in writing the extent to which Performance Measures, including Performance Thresholds, have been met. The Compensation Committee may decrease the aggregate amount awarded to any participant for any performance period irrespective of whether the relevant Performance Measures, including Performance Thresholds, have been met.

The payment of an award under the Executive Plan requires that the participant be actively employed as of the last day of the performance period. The Compensation Committee, however, may make exceptions to the general rule that a participant must be actively employed as of the last day of the performance period in the case of retirement, death or disability, or in the event of a change in control.

Maximum Award. The aggregate award for any year shall not exceed 225% of the participant’s base salary for GrafTech’s fiscal year during which such performance period ends.

Payment of Awards. The awards for any performance period shall normally be certified during the 90 day period following the end of such performance period or as soon thereafter as practicable. The awards will be paid to the participants in cash no later than March 15 of the year following the year in which the award is certified; provided, however, that, subject to compliance with applicable requirements of law, the Compensation Committee may authorize the payment of any award in shares of GrafTech stock or a combination of cash and stock, which stock may be issued pursuant to the 2005 Equity Incentive Plan or any successor equity plan adopted by GrafTech and approved by its stockholders.

The Compensation Committee reserves the right to defer and to allow participants to defer payment of some or all awards, in whole or in part, upon such terms and conditions as the Compensation Committee may determine, so long as such deferral would not trigger excise tax under Section 409A of the Code.

Amendment and Termination. The Compensation Committee shall have the right to amend, suspend or terminate the Executive Plan at any time; provided, however, that any amendment, suspension or termination shall not adversely affect the rights of participants or beneficiaries to receive awards granted prior to such action; and provided further, that no amendment causes an award to cease to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. To the extent required by applicable law, material amendments to the Executive Plan are subject to stockholder approval.

Deductibility of Executive Compensation. Section 162(m) of the Code limits to $1 million a year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and four other most highly compensated employees unless the compensation is “performance-based.” Performance-based compensation must be based on the achievement of pre-established, objective performance goals under a plan approved by stockholders. The Executive Plan and awards granted thereunder are intended to constitute “performance-based compensation” within the meaning of Section 162(m).

New Plan Benefits. Subject to stockholder approval and achievement of applicable cash flow performance measures, the Named Executive Officers are eligible to earn awards at target for the 2009 performance year under the Executive Plan as set forth in the table below. To the extent that we exceed our target performance measures in 2009, actual awards earned may exceed the target awards. In no event shall actual awards for 2009 exceed 225% of the participant’s 2009 base salary. No other employees qualify as Eligible Employees for 2009. As noted above, Eligible Employees would not participate in both the ICP and the Executive Plan.

Name and Position	Dollar Value ($)
Craig S. Shular Chairman, Chief Executive Officer & President	$493,500

Mark R. Widmar	183,150
Chief Financial Officer and Vice President

Petrus J. Barnard Vice President and President, Industrial Materials	199,650

Hermanus L. Pretorius Vice President and President, Engineered Solutions	127,500

Recommendation. The Board of Directors believes that the approval of the Executive Plan is in the best interests of GrafTech and its stockholders. If the Executive Plan is approved, then certain awards under the plan will qualify for tax deductibility under Section 162(m) of the Code, and GrafTech will be allowed to take a business expense deduction for such compensation paid under the Executive Plan.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires GrafTech’s directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of GrafTech. GrafTech believes that, during 2008, all of its directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock complied with all reporting requirements under Section 16(a) with the following exceptions. As an administrative convenience, GrafTech’s corporate offices coordinate the filing of applicable Section 16 filings for directors and officers. Inadvertently, there was one late filing covering an open-market purchase of common stock shares by the spouse of Ferrell P. McClean due to a delay in receiving confirmatory information from a third party in connection therewith.

Limitations on Soliciting Material, Liabilities and Incorporation by Reference

In accordance with the rules and regulations of the SEC, the following information set forth in this proxy statement shall not be deemed to be soliciting material within the meaning of Regulations 14A and 14C under the Exchange Act, filed with the SEC under the Exchange Act or otherwise subject to Regulations 14A or 14C or the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document filed with the SEC:

•	information under “The Board of Directors” beginning on page 9 regarding the independence or expertise of any particular director; and

•	information under “Audit and Finance Committee Report” beginning on page 15 and “Compensation Committee Report” on page 29.

Forward Looking Statements

These Proxy Materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements about such matters as economic conditions; production and sales of products that incorporate or are produced using our products; production capacity; prices and sales of and demand for our products; strategic plans, opportunities, and business projects; debt levels; stock repurchase plans; restructuring and deleveraging activities; operational and financial performance; costs and cost increases; interest and taxes; capital expenditures and depreciation; working capital; revenues; debt levels; cash flows; cost savings and reductions; margins; earnings and growth. These statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, and in our periodic reports on Form 10-Q and Form 8-K, which we hereby incorporate herein by reference. We have no duty to update these statements. Actual future events, circumstances, performance and trends could differ materially from those set forth in these statements due to various factors, including, among others: changes in economic conditions or product end market conditions; consolidation of steel producers; greater than anticipated raw materials, energy and other costs increases; increases in capacity, competitive pressures, or other changes impacting demand, prices, unit and dollar volume sales and growth rates, or profitability; failure to achieve earnings or other estimates; business interruptions adversely affecting our ability to supply our products; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us.

ANNUAL REPORT ON FORM 10-K

A copy of GrafTech’s Annual Report on Form 10-K accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials. Upon receipt of a written request, GrafTech will furnish to any stockholder, without charge, an additional copy of GrafTech’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2008 required to be filed under the Exchange Act. Upon request and the payment of $0.10 (ten cents) per page, copies of any exhibit to GrafTech’s Annual Report on Form 10-K will also be provided. Any such written request should be directed to GrafTech’s Director of Investor Relations at GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130 or call us at 216-676-2000.

STOCKHOLDERS SHARING AN ADDRESS

If you share an address with another stockholder, you may receive only one set of proxy materials (including this proxy statement and the annual report to stockholders) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact our Investor Relations Department at GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130 or call us at 216-676-2000.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the above address to request delivery of a single copy of these materials.

APPENDIX A

AMENDMENT NO. 2

TO

GRAFTECH INTERNATIONAL LTD. 2005 EQUITY INCENTIVE PLAN

WHEREAS, the GrafTech International Ltd. 2005 Equity Incentive Plan (the “Plan”) was adopted, effective May 25, 2005; and

WHEREAS, GrafTech International Ltd. wishes to amend the Plan to increase the number of shares of Common Stock that may be delivered under the 2005 Plan by 4,000,000 shares;

NOW, THEREFORE, the Plan is hereby amended, effective upon the approval of this Amendment No. 2 by the stockholders of GrafTech International Ltd., as follows:

Section 3.1 of the Plan is amended to read:

“3.1 Number of Shares. Subject to Sections 3.2 and 3.3, the aggregate number of Shares that may be delivered under this Plan is 8,800,000 Shares. The Shares delivered under this Plan may consist of authorized but unissued Shares or issued Shares that have been reacquired by the Company.”

GRAFTECH INTERNATIONAL LTD. and its Subsidiaries

By:
Name:
Title:
Date:

A-1

APPENDIX B

GRAFTECH INTERNATIONAL LTD.

EXECUTIVE INCENTIVE COMPENSATION PLAN

Effective January 1, 2009, the Board of Directors of GrafTech International Ltd. (“GrafTech”) adopted this Executive Incentive Compensation Plan (the “Plan”), subject to the approval of the stockholders of GrafTech in accordance with the requirements of Section 162(m) of the Code, the By-Laws of GrafTech and other applicable requirements.

ARTICLE I

PURPOSE OF PLAN

The purpose of the Plan is to: (i) attract, retain and motivate employees by providing incentives and rewards to Eligible Employees dependent upon the financial success of GrafTech and its Subsidiaries (collectively, the “Company”); and (ii) make the Company’s compensation program competitive with those of other major employers. The Company intends that certain compensation payable under the Plan will constitute “qualified performance-based compensation” under Section 162(m) of the Code. The Plan shall be administratively interpreted and construed in a manner consistent with such intent.

ARTICLE II

DEFINITIONS

2.1 “Applicable Employee Remuneration” shall have the meaning given to such term in Section 162(m)(4) of the Code.

2.2 “Award” shall mean the amount of the payment under the Plan payable to a Participant for a Performance Period.

2.3 “Base Pay” shall mean, for any Eligible Employee, the salary range midpoint of such employee’s salary grade or, if so specified by the Compensation Committee, compensation reasonably equivalent thereto as determined by the Compensation Committee.

2.4 “Beneficiary” shall mean a Participant’s deemed beneficiary pursuant to Article VIII.

2.5 “Board” shall mean the Board of Directors of GrafTech.

2.6 “CEO” and “CFO” shall mean the Chief Executive Officer and Chief Financial Officer, respectively, of GrafTech.

2.7 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.8 “Compensation Committee” shall mean the Organization, Compensation & Pension Committee of the Board. Any action which may be taken by the Compensation Committee may be taken by the Board.

2.9 “Covered Employee” shall have the meaning given to such term in Section 162(m)(3) of the Code; provided, however, that an employee will be considered a Covered Employee for purposes of the Plan only if his or her Applicable Employee Remuneration for the relevant Year is expected to exceed $1,000,000.

2.10 “Department” shall mean GrafTech’s Corporate Human Resources Department.

2.11 “Detrimental Conduct” shall mean activities which have been, are or would reasonably be expected to be detrimental to interests of the Company, as determined in the sole and good faith judgment of the Compensation Committee. Such activities include, but are not limited to, gross neglect or willful and continuing refusal by the Participant to substantially perform his or her duties or responsibilities for or owed to the Company, unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding, or misappropriation of property.

2.12 “Eligible Employee” shall mean each executive of the Company who is an Executive Officer or Covered Employee and who is selected by the Compensation Committee to participate in the Plan.

2.13 “Executive Officer” shall mean any employee of the Company who, at the relevant time, is required to file beneficial ownership reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and rules thereunder.

2.14 “Financial Criteria” shall mean: (i) earnings or earnings per share; (ii) stockholder return; (iii) return on capital, investment, or stockholders’ equity; (iv) cash flow or throughput; (v) EBIT or EBITDA; (vi) return on assets employed; (vii) gross margin; (viii) operating profit; (ix) working capital; (x) market share; (xi) net worth; (xii) inventory turnover; (xiii) completion of significant projects or implementation of significant new processes; and (xiv) achievement of strategic milestones.

2.15 “Line of Business” or “LOB” shall mean any of the Company’s business segments or designated business units.

2.16 “Participant” shall mean an Eligible Employee who has satisfied the requirements for participation in the Plan as set forth in Article IV.

2.17 “Performance Measures” shall mean one or more Financial Criteria, which may be applied with respect to an individual Participant, the Company, any Subsidiary or any Line of Business and which may be measured on an absolute, adjusted or relative basis (including comparisons of results for the Performance Period either to results for a prior Performance Period or to the Company’s business plan or forecast for the Performance Period).

2.18 “Performance Period” shall mean a Year or such greater or lesser period of time, as determined by the Compensation Committee, over which a Participant’s Performance Threshold is to be achieved. The Performance Period need not be identical for all Awards. Within one Year, the Compensation Committee may establish multiple Performance Periods.

2.19 “Performance Threshold” shall mean the percentage determined by the Compensation Committee for each Performance Period, representing the minimum level of achievement of Participants’ respective Performance Measures for the Performance Period that each Participant must attain to be entitled to an Award for such Performance Period.

2.20 “Subsidiary” shall mean a company of which more than 50 percent of the outstanding capital is owned, directly or indirectly, by GrafTech.

2.21 “Year” shall mean the calendar year.

ARTICLE III

ADMINISTRATION

3.1 Administration. Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full and sole power and discretionary authority to make all determinations hereunder, select Participants and determine the extent and terms of their participation in the Plan, construe and interpret the Plan, establish and amend regulations to further the purposes of the Plan, and take any other action necessary, appropriate or expedient to administer and implement the Plan.

3.2 Human Resources Department. The Department shall: (i) in consultation with the CEO, formulate, review and make recommendations to the Compensation Committee regarding such changes in the Plan as it deems appropriate or the Compensation Committee may request; (ii) maintain records of Awards; (iii) prepare reports and provide data as required by the Compensation Committee and government agencies; (iv) obtain consents and approvals relating to the Plan as required by government agencies; and (v) take such other actions as may be necessary or appropriate or as may be requested by the Compensation Committee for the effective implementation and administration of the Plan.

3.3 Performance Measures. The general parameters (such as milestones and related awards) of the Performance Measures shall be determined by the Compensation Committee. The Compensation Committee may consult with the CEO, consultants or any other advisors that the Compensation Committee deems appropriate or advisable in determining the Performance Measures. The specific Performance Measures and the related Performance Thresholds for Awards to the CEO and other Executive Officers who are Covered Employees shall be determined by the Compensation Committee.

3.4 Binding Effect. Decisions, actions and interpretations by the Compensation Committee, the Department or management of the Company, regarding the Plan, pursuant to this Article III or as otherwise provided for herein, shall be final and binding upon all Participants and Beneficiaries.

ARTICLE IV

PARTICIPATION

All Eligible Employees who have completed a minimum of three months of service shall be eligible for an Award. Except as otherwise provided in Article VII, Awards based on Performance Periods that are for a full Year and that are granted to Eligible Employees who have completed more than three months but less than 12 months of service during a Year will be prorated based upon the Employee’s length of service during the Year.

ARTICLE V

AWARDS

5.1 Performance Period. Each Performance Period shall be the length of time determined by the Compensation Committee, but in no event shall a Performance Period be less than three months or greater than three years.

5.2 Performance Thresholds. Within 90 days after the beginning of a Performance Period that is a full Year (or, if the Performance Period is shorter than one full Year, before 25 percent of the Performance Period has elapsed), the Compensation Committee shall establish (i) Performance Measures in writing for each Participant for such Performance Period, (ii) Performance Thresholds with respect to each Performance Measure representing a minimum level of achievement that the Participant must attain in order to receive an Award, (iii) either a percentage of Base Pay or a fixed monetary amount (i.e., a “maximum amount”) payable as an Award if the Participant achieves 100 percent of his or her Performance Measures, and (iv) a mathematical formula or matrix that weighs each Performance Measure and indicates the amount of the Participant’s Award if his or her level of achievement of such Performance Measures exceeds or falls short of the Performance Threshold determined pursuant to clause (ii) above, if applicable. Performance Measures, including Performance Thresholds and maximum amounts, established by the Compensation Committee for any Performance Period may differ among Participants.

5.3 Determination of Awards. For each Performance Period, the specific determination as to whether and the extent to which Performance Measures, including Performance Thresholds, applicable to the Participants have been met shall be made by the Compensation Committee. No Award is payable until the Compensation Committee has certified that the Performance Measures have been met and the amount payable in respect of such Award. The Compensation Committee may decrease the aggregate amount awarded to any Participant for any Performance Period irrespective of whether the relevant Performance Measures, including Performance Thresholds, have been met.

5.4 Change of Position During a Plan Year. If a Participant is reassigned to a different position or Line of Business during a Plan Year, the total Award will be determined proportionally based on the relative performance and time in each position or Line of Business, as the case may be, provided that the Award continues to meet the requirements of Section 162(m) of the Code.

5.5 Maximum Award. The aggregate amount of any Award to any Participant for any Performance Period, as finally determined (or certified, as applicable) by the Compensation Committee, shall constitute the Participant’s Award for such Performance Period; provided, however, that his or her aggregate Award for any Year shall not exceed 225% of the Participant’s base salary for GrafTech’s fiscal year during which such Performance Period ends.

ARTICLE VI

PAYMENT OF AWARD

6.1 Payment. The Awards for any Performance Period shall normally be certified during the 90 day period following the end of such Performance Period or as soon thereafter as is practicable under the circumstances. The Awards will be paid to the Participants in cash no later than March 15 of the Year following the Year in which the Award is certified; provided, however, that, subject to compliance with applicable requirements of the New York Stock Exchange and securities laws, the Compensation Committee may authorize the payment of any Award in shares of GrafTech stock or a combination of cash and stock, which stock may be issued pursuant to the 2005 Equity Incentive Plan or any successor equity plan adopted by GrafTech and approved by its stockholders.

6.2 Deferral of Payment. The Compensation Committee reserves the right to defer and to allow Participants to defer payment of some or all Awards, in whole or in part, upon such terms and conditions as the Compensation Committee may determine, so long as such deferral would not trigger excise tax under Section 409A of the Code. The Compensation Committee’s decision regarding the deferral of Awards shall be final and binding on all Participants and Beneficiaries.

6.3 Subsidiaries’ Liability for Awards. Each Subsidiary shall be liable for paying Awards with respect to Participants who are employed by such Subsidiary.

6.4 Detrimental Conduct. Notwithstanding anything contained herein to the contrary, if the Compensation Committee determines that a Participant has engaged in Detrimental Conduct, then the Compensation Committee shall have the right, in its sole and good faith judgment, to suspend (temporarily or permanently) the payment of an Award to such Participant, increase the Performance Measures applicable to an Award to such Participant, cancel an Award to such Participant, require the forfeiture of an Award to such Participant, or take any other actions in respect of an Award to such Participant.

6.5 Withholding or Offset. The Company retains the right to deduct and withhold from any payments due hereunder all sums that it may be required or permitted to deduct or withhold pursuant to any applicable contract, statute, law, regulation, order or otherwise.

ARTICLE VII

TERMINATION OF EMPLOYMENT

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company is terminated for any reason (including a voluntary or involuntary termination or retirement) prior to the last day of a Performance Period, then such Participant shall not be entitled to an Award for such Performance Period; provided, however, that the Compensation Committee may direct payment of all or any part of an Award to any Participant who prior to such day retires, dies, becomes permanently disabled or otherwise becomes subject to special circumstances, so long as the Performance Thresholds applicable to his or her Performance Measures were achieved or exceeded; provided, further that the Compensation Committee may direct payment of an Award, prior to the last day of a Performance Period and regardless of whether Performance Thresholds are achieved, to a Participant, or his or her estate, in the event of the Participant’s termination of employment prior to the last day of the Performance Period due to the Participant’s death or disability or in the event of a Change in Control of the Company (as such term is defined in the Company’s 2005 Equity Incentive Plan) during the Performance Period.

ARTICLE VIII

BENEFICIARY DESIGNATION

The beneficiary or beneficiaries designated by a Participant or deemed to have been designated by a Participant under the GrafTech International Savings Plan (“Savings Plan”) shall be deemed to be a Participant’s Beneficiary under this plan. A deceased Participant’s unpaid Award shall be paid to his or her Beneficiary. For Participants who do not participate in the Savings Plan, the beneficiary or beneficiaries designated by a Participant or deemed to have been designated by a Participant under a Company sponsored life insurance program shall be deemed to be a Participant’s Beneficiary. A deceased Participant’s unpaid Award shall be paid to his or her Beneficiary at the same time the Award would otherwise be paid to the Participant. If a Participant does not participate in the Savings Plan or such insurance program, or if a Participant participates in the Savings Plan or such insurance program and has not designated or been deemed to have designated a beneficiary thereunder, then a deceased Participant’s unpaid Award shall be paid to the Participant’s estate. If a Beneficiary does not survive a Participant, then the deceased Participant’s unpaid Award shall be paid to the Participant’s estate. If the Beneficiary of a deceased Participant survives a Participant and dies before such Participant’s Award is paid, then such unpaid Award shall be paid to the Beneficiary’s estate.

ARTICLE IX

GENERAL PROVISIONS

9.1 Awards Not Assignable. Nothing in this Plan shall be construed to give a Participant, Beneficiary, Participant’s estate or Beneficiary’s estate any right, title or interest in any specific asset, fund or property of any kind whatsoever owned by the Company or in which it may have any interest now or in the future, but each Participant, Beneficiary, Participant’s estate and Beneficiary’s estate shall have the right to enforce his, her or its claims against the relevant Subsidiary in the same manner as any unsecured creditor of the relevant Subsidiary. No Participant, Beneficiary, Participant’s estate or Beneficiary’s estate shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any right to receive a payment in advance of any such payment and any attempted transfer, assignment, anticipation, mortgage or encumbrance shall be void.

9.2 Unfunded Compensation. The Plan is intended to constitute an unfunded incentive compensation arrangement. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. Pursuant to Section 6.3, all Awards shall be paid from the general funds of the respective employer, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards.

9.3 No Right to Employment. Nothing contained in the Plan shall give any Participant the right to continue in the employment of the Company or affect the right of the Company to discharge a Participant.

9.4 Adjustment of Awards. Subject to the restrictions in Section 5.3, the Compensation Committee shall make such adjustments, to the extent it deems appropriate, to the Performance Measures and Performance Thresholds to compensate for or reflect any material changes that may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of assets, Subsidiaries, or Lines of Business, any other extraordinary developments, or any unusual circumstances outside of management’s control that alter or affect computation of such Performance Measures and Performance Thresholds or the performance of the Company or any relevant Subsidiary or Line of Business.

9.5 Inadvertent Non Compliance. If any provision of the Plan would cause any Award to a Covered Employee not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, it shall be severed from and thereupon be deemed not to be a part of the Plan, but the other provisions of the Plan shall remain in full force and effect.

9.6 Applicable Law. The Plan shall be construed and governed in accordance with the laws of the State of Delaware.

ARTICLE X

AMENDMENT, SUSPENSION OR TERMINATION

(a) The Compensation Committee shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that any amendment, suspension or termination shall not adversely affect the rights of Participants or Beneficiaries to receive Awards granted prior to such action; and provided further, that no amendment that alters the Award, Performance Measures or other factors relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period shall be effective in respect thereof except to the extent that it may be made without causing such Award to cease to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. To the extent required by Section 162(m) of the Code and the regulations thereunder, the material terms of the Plan shall be disclosed to, and shall be subject to approval by, GrafTech’s stockholders in a manner intended to comply with Section 162(m) of the Code. In addition, for purposes of granting Awards following the expiration of the initial stockholder approval, the material terms of this Plan must be reapproved by GrafTech’s stockholders in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder.

Approved on behalf of GRAFTECH INTERNATIONAL LTD. and its Subsidiaries

Dated: February 18, 2009	By:
Name:
Title:

é                Detach Here                é

ADMISSION TICKET

GRAFTECH INTERNATIONAL LTD.

12900 SNOW ROAD

PARMA, OHIO 44130

ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2009, AT 10:00 A.M. (E.D.T.)

PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

Name of Stockholder:

Address:

(See reverse side for directions)

DIRECTIONS TO OUR HEADQUARTERS

GrafTech is located at 12900 Snow Road, Parma, Ohio, 44130.

We are located SW of Cleveland, within 3 miles of both I-480 & I-71.

From West

Take I-80

Merge onto I-71N via Exit 161/10 toward Cleveland

Take the Snow Road/Airport exit—Exit 237

Turn Right onto Snow Road

Take I-480 East

Exit 12 toward W 130th St/Brookpark Rd

Turn Left onto Brookpark Road/OH 17

Turn Right onto W 130th Street

Turn Left onto Snow Road

From North/East

I-90 W toward Cleveland

Merge onto I-71S

Take the Snow Road/Airport exit—Exit 237b

Merge onto Snow Road

Take I-480 West

Exit 12 toward W 130th St/Brookpark Rd

Turn Left onto W 130th Street

Turn Left onto Snow Road

From South

I-71N, take the Snow Road/Airport exit—Exit 237

Turn Right onto Snow Road

From the Airport

Go Toward the Airport Exit

Turn Left onto the access street

Turn Left onto Five Points Road, Toward I-71

Five Points Road becomes Snow Road

Follow Snow Road to GrafTech, destination approximately 2.8 miles

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ä PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ä

Proposal One — Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:

	For	Withhold		For	Withhold		For	Withhold	+

01 - Randy W. Carson	☐	☐	02 - Mary B. Cranston	☐	☐	03 - Harold E. Layman	☐	☐

04 - Ferrell P. McClean	☐	☐	05 - Michael C. Nahl	☐	☐	06 - Frank A. Riddick III	☐	☐

07 - Craig S. Shular	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of the notice of meeting and the related proxy statement is acknowledged.

Proposals Two, Three and Four — The Board of Directors recommends a vote FOR each of the following Proposals.

2.	Amend the 2005 Equity Incentive Plan to increase the number of shares authorized for awards by 4,000,000 shares.

☐	For	☐	Against	☐	Abstain

3.	Amend the Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 75,000,000 shares.

☐	For	☐	Against	☐	Abstain

4.	Approve the GrafTech Executive Incentive Compensation Plan.

☐	For	☐	Against	☐	Abstain

Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature on this Proxy should correspond exactly with the name printed above. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ä PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ä

Proxy — GrafTech International Ltd.

P.O. Box 11202, New York, NY 10203-0202

This Proxy is solicited on behalf of the Board of Directors of GrafTech International Ltd.

For the Annual Meeting of Stockholders on May 19, 2009

The undersigned appoints Craig S. Shular, Pieter Barnard and Mark R. Widmar, and each of them, with full power of substitution in each, the Proxies of the undersigned, to represent the undersigned and vote all shares of GrafTech International Ltd. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 2009, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all of the Nominees and FOR Proposals Two, Three and Four listed on the other side. If you are a participant in the GrafTech International Savings Plan (the “Savings Plan”), the front of this Proxy shows units allocated to you under the Savings Plan. The actual number of shares allocated to you and which will be voted on your behalf at the Annual Meeting of Stockholders in respect of such units may vary slightly in accordance with the provisions of the Savings Plan.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

(Continued, and to be dated and signed, on the other side)